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                      AMENDED AND RESTATED CREDIT AGREEMENT

                                  by and among

                          PLATINUM ENTERTAINMENT, INC.

                                       and

                                BANK OF MONTREAL,

                            individually and as Agent


                                       and


                                    the Banks

                     which are or may become parties hereto



                          Dated as of January 31, 1997





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

                                TABLE OF CONTENTS


SECTION                       DESCRIPTION                                   PAGE


SECTION 1.     DEFINITIONS; INTERPRETATION OF AGREEMENT........................1

     Section 1.1.        Definitions...........................................1

     Section 1.2.        Accounting Terms.....................................11

SECTION 2.     THE CREDIT FACILITIES..........................................12

     Section 2.1.        The Revolving Credit.................................12

     Section 2.2.        The Term Credit......................................12

     Section 2.3.        Manner of Borrowing..................................13

SECTION 3.     INTEREST.......................................................14

     Section 3.1.        Options..............................................14

     Section 3.2.        Base Rate Portion....................................14

     Section 3.3.        LIBOR Portions.......................................14

     Section 3.4.        Late Charge..........................................15

     Section 3.5.        Computation..........................................15

     Section 3.6.        Minimum Amounts......................................15

     Section 3.7.        Manner of Rate Selection.............................15

     Section 3.8.        Funding Indemnity....................................15

     Section 3.9.        Change of Law........................................16

     Section 3.10.       Unavailability of Deposits or Inability to
                         Ascertain, or Inadequacy of, LIBOR Rate..............17

     Section 3.11.       Increased Cost and Reduced Return....................17

     Section 3.12.       Lending Offices......................................18

     Section 3.13.       Discretion of Banks as to Manner of Funding..........18

SECTION 4.     FEES, PAYMENTS, REDUCTIONS, APPLICATIONS AND NOTATIONS.........18

     Section 4.1.        Commitment Fee.......................................18

     Section 4.2.        Closing Fees.........................................18

     Section 4.3.        Voluntary Prepayments................................18

     Section 4.4.        Mandatory Prepayments................................19

     Section 4.5.        Terminations.........................................20

     Section 4.6.        Place and Application................................20

     Section 4.7.        Notations and Requests...............................21

     Section 4.8.        Capital Adequacy.....................................21

     Section 4.9.        Withholding Taxes....................................22

SECTION 5.     THE COLLATERAL AND GUARANTIES..................................23

     Section 5.1.        The Collateral.......................................23

     Section 5.2.        Further Assurances...................................24

     Section 5.3.        Subsidiary Guaranties................................25

     Section 5.4.        Devick Guaranty......................................25

     Section 5.5.        Collateral Assignment of Life Insurance..............25

     Section 5.6.        Polygram Collections.................................25

SECTION 6.     REPRESENTATIONS AND WARRANTIES.................................25

     Section 6.1.        Organization and Power...............................25

     Section 6.2.        Capitalization of Company............................26

     Section 6.3.        Subsidiaries.........................................27

     Section 6.4.        Use of Proceeds; Regulation U........................27

     Section 6.5.        Financial Statements.................................27

     Section 6.6.        Litigation and Taxes.................................28

     Section 6.7.        Burdensome Contracts with Affiliates.................29

     Section 6.8.        ERISA................................................29

     Section 6.9.        Full Disclosure......................................29

     Section 6.10.       Compliance with Law..................................29

     Section 6.11.       Intersound Acquisition...............................30

     Section 6.12.       Necessary Assets and Contracts.......................30

     Section 6.13.       Solvency, etc........................................30

SECTION 7.     CONDITIONS PRECEDENT...........................................31

     Section 7.1.        All Advances.........................................31

     Section 7.2.        Initial Advance......................................31

     Section 7.3.        Legal Matters........................................34

     Section 7.4.        Initial Borrowing....................................35

     Section 7.5.        Post Closing Requirements............................35

SECTION 8.     COVENANTS......................................................36

     Section 8.1.        Maintenance of Business..............................36

     Section 8.2.        Maintenance..........................................36

     Section 8.3.        Taxes................................................36

     Section 8.4.        Insurance............................................36

     Section 8.5.        Financial Reports....................................36

     Section 8.6.        Compliance with Laws.................................37

     Section 8.7.        Nature of Business...................................38

     Section 8.8.        Liens................................................38

     Section 8.9.        Indebtedness.........................................39

     Section 8.10.       Consolidated Net Tangible Worth......................40

     Section 8.11.       EBITDA...............................................40

     Section 8.12.       Expenditures.........................................40

     Section 8.13.       Acquisitions, Investments, Loans, Advances and
                         Subsidiary Guaranties................................40

     Section 8.14.       Dividends and Certain Other Restricted Payments......42

     Section 8.15.       Mergers..............................................42

     Section 8.16.       Sale of Assets.......................................42

     Section 8.17.       Sales and Leasebacks.................................42

     Section 8.18.       Operating Leases.....................................42

     Section 8.19.       Burdensome Contracts with Affiliates.................43

     Section 8.20.       No Change in Fiscal Year.............................43

     Section 8.21.       Formation of Subsidiaries............................43

     Section 8.22.       Maintenance of Subsidiaries..........................43

     Section 8.23.       Subordinated Debt....................................43

     Section 8.24.       No Restriction on Subsidiary Dividends...............44

     Section 8.25.       Double Negative Pledge...............................44

SECTION 9.     EVENTS OF DEFAULT AND REMEDIES.................................44

SECTION 10.    THE AGENT......................................................47

     Section 10.1.       Appointment and Authorization........................47

     Section 10.2.       Rights as a Bank.....................................47

     Section 10.3.       Standard of Care.....................................47

     Section 10.4.       Costs and Expenses...................................48

     Section 10.5.       Indemnity............................................49

SECTION 11.    THE SUBSIDIARY GUARANTEE.......................................49

     Section 11.1.       The Subsidiary Guarantee.............................49

     Section 11.2.       Subsidiary Guarantee Unconditional...................49

     Section 11.3.       Discharge Only Upon Payment in Full; Reinstatement
                         in Certain Circumstances.............................50

     Section 11.4.       Waivers..............................................50

     Section 11.5.       Limit on Recovery....................................51

     Section 11.6.       Stay of Acceleration.................................51

     Section 11.7.       Benefit to Subsidiary Guarantors.....................51

SECTION 12.    MISCELLANEOUS..................................................51

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     Section 12.1.       Waiver of Rights.....................................51

     Section 12.2.       Non-Business Day.....................................51

     Section 12.3.       Documentary Taxes....................................52

     Section 12.4.       Survival of Representations..........................52

     Section 12.5.       Set-off Sharing......................................52

     Section 12.6.       Notices..............................................52

     Section 12.7.       Counterparts.........................................52

     Section 12.8.       Successors and Assigns...............................53

     Section 12.9.       Participants.........................................53

     Section 12.10.      Costs and Expenses...................................53

     Section 12.11.      Construction.........................................54

     Section 12.12.      Assignment Agreements................................54

     Section 12.13.      Waivers, Modifications and Amendments................55

     Section 12.14.      Entire Agreement.....................................55

     Section 12.15.      Headings.............................................56

     Section 12.16.      Confidentiality......................................56

     Section 12.17.      Exclusive Jurisdiction...............................56

     Section 12.18.      Waiver of Jury Trial.................................57

     Section 12.19.      Governing Law........................................57



Exhibit A           --        Commitments

Exhibit B           --        Revolving Credit Note

Exhibit C           --        Term Credit Note

Exhibit D           --        Approved Projections

Exhibit E           --        Subsidiary Guarantee Agreement





Schedule 6.3        -         Subsidiaries

Schedule 6.5        -         Existing Bank Debt

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                        AMENDED AND RESTATED CREDIT AGREEMENT

To each of

 the Banks which are or

 may become parties to

 this Agreement

Gentlemen:

     The undersigned, Platinum Entertainment, Inc., a Delaware corporation (the "Company"), applies to you for your several commitments, subject to all of the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to extend credit to the Company, all as more fully hereinafter set forth.


          Section 1.1.   Definitions.   The following terms when used herein
shall have the following meanings, such terms to be equally applicable to both the singular and the plural of the terms defined:

     "Adjusted LIBOR Rate" shall mean a rate per annum determined in accordance with the following formula:

               Adjusted LIBOR Rate =                   LIBOR
                                        ------------------------------------
                                        100% - Eurodollar Reserve Percentage

          "LIBOR" shall mean, with respect to an Interest Period, the rate of interest per annum determined by the Agent (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits of United States Dollars in immediately available and freely transferable funds are offered to the Agent at 10:00 a.m. (Chicago time) two Business Days prior to the commencement of such Interest Period by major banks in the London interbank market upon request by the Agent for a period equal to such Interest Period and in an amount equal to the Agent's share of the LIBOR Portion scheduled to be outstanding during such Interest Period.

          "Eurodollar Reserve Percentage" shall mean, for any day during an Interest Period, the rate at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed on such day by the Board of Governors of the Federal Reserve System (or any successor) on "Eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on LIBOR Portions is determined on any category of extension of credit or other assets that includes loans by non-United States offices of any bank to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the LIBOR Portions shall be deemed to be eurocurrency liabilities as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D. The Adjusted LIBOR Rate shall automatically be adjusted as of the date of any change in the Eurodollar Reserve Percentage.

     "Affiliate" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, another Person, (ii) which beneficially owns or holds 10% or more of any class of the Voting Stock of another Person, or (iii) more than 10% of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by another Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "Agent" shall mean Bank of Montreal and its successors as Agent hereunder.

     "Agreement" shall mean this Credit Agreement, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

     "Approved Projections" means the financial projections for the Company attached hereto as Exhibit D.

     "Assignment Agreement" shall have the meaning set forth in Section 12.12 hereof.

     "Authorized Representative" means those persons shown on the list of officers provided by the Company pursuant to Section 7.2(a)(ii) hereof or on any update of any such list provided by the Company to the Agent, or any further or different officer of the Company so named by any Authorized Representative of the Company in a written notice to the Agent.

     "Banks" shall mean the parties signing this Agreement as Banks and all other lenders becoming parties hereto pursuant to Section 12.12 hereof.

     "Base Rate" shall mean for any day the greater of:

          (i) the rate of interest publicly announced by Bank of Montreal from time to time as its prime commercial rate for United States dollar loans made in the United States (it being understood that such rate may not be Bank of Montreal's best or lowest rate), with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate; and

          (ii) the sum of (x) the rates quoted to the Agent as the prevailing rates per annum (rounded upward, if necessary, to the next higher 1/100 of 1%) bid at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day by two or more New York Federal funds dealers of recognized standing selected by the Agent for the purchase at face value of Federal funds in the secondary market in an amount comparable to the principal amount owed to the Agent for which such rate is being determined, or, if such rates are not quoted to the Agent, the rate for that day set forth opposite the caption "Federal Fund (Effective)" in the daily statistical release designated as "Composite
     3:30 p.m. Quotations for U.S. Government Securities", or any successor publication, published by the Federal Reserve Bank of New York plus (y) 3/8 of 1%, provided that this clause (ii) shall be inapplicable to any Loan which is outstanding for 15 days or more (for the foregoing purpose repayments of Loans shall be deemed applied to outstanding Loans in the same order in which they were made).

     "Base Rate Portion" is defined in Section 3.1 hereof.

     "Borrowing" shall mean the total of Loans of a single type made by all the Banks on a single date and, if such Loans are to be part of a LIBOR Portion, for a single Interest Period.

     "Business Day" shall mean any day other than a Saturday or Sunday on which banks are open for business in Chicago, Illinois and, when used with reference to LIBOR Portions, a day on which banks are also open for business and dealing in United States Dollar deposits in London, England.

     "Capital Expenditures" means for any period capital expenditures (as defined and classified in accordance with GAAP) during such period by the Company and its Subsidiaries on a consolidated basis.

     "Capitalized Lease" shall mean any lease or other agreement in the use or possession of real or personal property the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

     "Capitalized Rentals" shall mean as of the date of any determination the amount at which the aggregate Rentals due and to become due under Capitalized Leases under which the Company or any Subsidiary is a lessee will be reflected as a liability on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

     "Change of Control/Management Event" means the occurrence of any of the following circumstances:

          (a) any Person or two or more Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934), directly or indirectly, of Securities of the Company (or other Securities convertible into such Securities) representing 25% or more of the combined voting power of all Securities of the Company entitled to vote in the election of directors; or

          (b) during any period of up to 12 consecutive months, whether commencing before or after the date hereof, the membership of the Board of Directors of the Company changes for any reason (other than by reason of death, disability, or scheduled retirement) so that the majority of the Board of Directors is made up of Persons who were not directors at the beginning of such 12 month period; or

          (c) at any time Devick or Donald Johnson ("Johnson") or Douglas C. Laux ("Laux") shall no longer, by reason of death, resignation, removal, failure to be elected, incapacity or for any other reason, be actively connected with the Company (but River North instead of the Company in the case of Johnson) as officers having substantially the same powers and duties as those exercised by said Devick, Johnson and Laux, respectively, as of the date of this Agreement (or some other capacity or position approved by the Agent and Required Banks).

     "Class of Notes" shall mean the Revolving Credit Notes (taken as a group) and the Term Credit Notes (taken as a group).

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Collateral" shall mean all properties, rights, interests and privileges from time to time subject to the liens and security interests granted to the Agent for the benefit of the Banks by the Collateral Documents.

     "Collateral Documents" shall mean all security agreements, pledge agreements, financing statements and other documents as shall from time to time secure the Notes and the other Obligations.

     "Commitments" shall mean the Revolving Credit Commitments and the Term Credit Commitments.

     "Company" is defined in the introductory paragraph of this Agreement.

     "Consolidated Net Income" for any period shall mean the gross revenues from any source of the Company and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP; provided, however, that

Consolidated Tangible Net Worth shall be determined without regard to any impact on retained earnings under GAAP as a direct result of (i) the Company's issuance of the Warrants and (ii) debt issuance costs incurred by the Company in connection with the Loan Documents and the Warrants.

     "Consolidated Tangible Net Worth" shall mean, as of any date,
(x) consolidated net worth as computed in accordance with GAAP for the Company and its Subsidiaries on a consolidated basis less (y) all assets of the Company and its Subsidiaries on a consolidated basis which would be classified as intangible assets under GAAP.

     "Default" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

     "Devick" means Steven Devick, an individual who is as of the date hereof the chairman of the Board of Directors and Chief Executive Officer of the Company.

     "Devick Guaranty" the Guaranty dated as of even date herewith being executed and delivered by Devick substantially concurrent with the execution hereof.

     "EBITDA" shall mean, with reference to any period, Consolidated Net Income for such period plus all amounts deducted in arriving at such Consolidated Net Income in respect of (i) Interest Expense, (ii) taxes imposed on or measured by income or excess profits, (iii) all charges for depreciation of fixed assets and amortization of intangibles and (iv) debt issuance costs in connection with the Loan Documents and Warrants, all determined in accordance with GAAP.

     "Event of Default" shall mean any of the events specified in Section 9.1 hereof.

     "Existing Bank Debt" means the indebtedness described on Exhibit D hereto.

     "Federal Funds Rate" means the fluctuating interest rate per annum described in part (x) of clause (ii) of the definition of Base Rate.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination and consistently applied.

     "Governmental Body" shall mean the United States of America or any state or political subdivision thereof, and any other nation or political subdivision thereof or any agency, department, commission, board, bureau or instrumentality of any of the foregoing which exercises jurisdiction over the Company or any of its Subsidiaries or any of their assets or the conduct of the business of the Company or any of its Subsidiaries or any of their assets in any such jurisdiction.

     "Governmental Requirements" shall mean any law, ordinance, order, rule or regulation of a Governmental Body.

     "Guarantor" means (i) the Subsidiary Guarantors and (ii) until release of the Devick Guaranty in accordance with its terms, Devick.

     "Guaranty" means the Subsidiary Guarantees and the Devick Guaranty.

     "Hedging Liability" shall mean liabilities of the Company to the Banks or any of them or to any of their Affiliates arising in connection with any interest rate swaps, caps or other interest rate hedging arrangements entered into by the Company or any Subsidiary with any Bank or any Affiliate of any Bank.

     "House of Blues Venture" means that certain joint venture of the Company with subsidiaries of HOB Entertainment, Inc. under two joint venture agreement, dated April 28, 1994 and August 26, 1996, respectively.

     "Indebtedness" shall mean and include (but without duplication) all obligations of the Person in question of the following types, determined in accordance with GAAP: (i) obligations (whether recourse or nonrecourse) for borrowed money or for the deferred purchase price of, or which have been incurred in connection with the acquisition of, property or assets other than current accounts payable, (ii) obligations secured by any lien or other charge upon property or assets owned by the Person in question, even though such Person has not assumed or become liable for the payment of such obligations,
(iii) obligations payable over a period in excess of one year to purchase any property or to obtain the services of another Person if the contract requires that payment for such property or services be made regardless of whether such property is delivered or such services are performed, (iv) Long-term Rentals of such Person, (v) Capitalized Rentals of such Person, (vi) obligations in respect of letters of credit, (vii) all liabilities referred to in clauses (i), (ii),
(iii), (iv), (v), (vi) and (vii) above which are directly or indirectly guaranteed by of such Person, or as to which it has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

     "Initial Collateral Documents" means the Security Agreement, the Stock Pledge Agreement and the Security Agreement Re: Intellectual Property.

     "Interest Expense" shall mean, with reference to any period, all interest charges (including amortization of debt discount and expense and imputed interest on Capitalized Leases) accrued for such period, whether or not paid, all as computed on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP.

     "Interest Period" shall mean with respect to any LIBOR Portion:

          (a) initially, the period commencing on, as the case may be, the creation or conversion date with respect to such LIBOR Portion and ending one, two or three months thereafter as selected by the Company in its notice as provided for herein; and

          (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Portion and ending one, two or three months thereafter as selected by the Company in its notice as provided for herein;

provided, however, that, all of the foregoing provisions relating to Interest Periods are subject to the following:

          (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) no Interest Period may extend beyond the final maturity date of the applicable Notes;

          (iii) the interest rate to be applicable to each Portion for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof; and

          (iv) no Interest Period may be selected if after giving effect thereto the Company will be unable to make a principal payment scheduled to be made during such Interest Period without paying part of a LIBOR Portion on a date other than the last day of the Interest Period applicable thereto.

For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month; PROVIDED, HOWEVER, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

     "Intersound" means Intersound, Inc., a Minnesota corporation.

     "Intersound Acquisition" shall mean the acquisition by River North of substantially all of the assets of Intersound and the consummation of all other transactions contemplated by the Intersound Purchase Agreement (whether or not such transactions are to be engaged in with Intersound or others).

     "Intersound Purchase Agreement" shall mean the Asset Purchase Agreement dated as of November 13, 1996 by and between River North and Intersound, as amended by the First Amendment to Asset Purchase Agreement dated January 31, 1997, in the form heretofore delivered to the Agent and as the same may from time to time be amended or modified as and to the extent permitted hereby. All references herein to the Intersound Purchase Agreement shall be deemed to include references to all exhibits and schedules thereto including all forms of agreements attached thereto.

     "Intersound Sub Debt" means the $5,000,000 in aggregate original principal amount of Subordinated Debt of the Company to Intersound to be evidenced by a convertible note in the form heretofore delivered to the Agent and representing the deferred portion of the purchase price owing by the Company to Intersound for the Intersound Acquisition.

     "LIBOR Portion" is defined in Section 3.1 hereof.

     "Life Insurance Assignment" is defined in Sections 5.5 hereof.

     "Loan Documents" shall mean this Agreement, the Notes, the Guaranties, the Collateral Documents, the Warrants and each of the other instruments and documents to be delivered hereunder or thereunder or otherwise in connection therewith.

     "Loans" shall mean the Revolving Credit Loans and the Term Credit Loans.

     "Long-Term Rentals" shall mean and include Rentals under a lease of real or personal property having an initial term (exclusive of renewal terms which are at the option of the lessee) in excess of twelve months.

     "Material Adverse Effect" shall mean a material adverse effect on (i) the business, property, condition (financial or otherwise), or results of operations, or prospects, of the Company or the Company and its Subsidiaries taken as a whole, (ii) the ability of the Company or any Subsidiary to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or of the Banks thereunder.

     "Notes" shall mean the Revolving Credit Notes and Term Credit Notes.

     "Obligations" means all obligations of the Company to pay principal or interest on Loans, all fees payable hereunder, and all other payment obligations of the Company arising under or in relation to any Loan Document.

     "Permitted Liens" is defined in Section 8.8 hereof.

     "Person" shall mean any individual, trust, partnership, firm, corporation, limited liability company, association, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

     "Polygram" means Polygram Group Distribution, Inc., a corporation.

     "Polygram Distribution Agreement" means that certain Distribution Agreement dated as of May 14, 1993 by and between Polygram and the Company.

     "Polygram Lien" is defined in Section 5.1 hereof.

     "Portion" is defined in Section 3.1 hereof.

     "Proforma EBITDA" shall mean, with reference to any period, EBITDA for such period determined on a proforma basis for the Company and its Subsidiaries as if the Intersound Acquisition had occurred at the commencement of such period.

     "Purchase Money Liens" is defined in Section 8.8(c) hereof.

     "Rentals" shall mean and include all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or any Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or any Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges, all computed for the Company and its Subsidiaries on a consolidated basis. For purposes of any prospective calculations, fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     "Required Banks" shall mean Banks holding 66-2/3% or more of the outstanding principal amount of the Loans, or, if no Loans are outstanding, Banks holding 66-2/3% or more of the Revolving Credit Commitments.

     "Revolving Credit Commitments" is defined in Section 2.1(a).

     "Revolving Credit Loans" is defined in Section 2.1(b).

     "Revolving Credit Notes" is defined in Section 2.1(b).

     "Revolving Credit Termination Date" shall mean May 1, 1997, or such earlier date on which the Commitments are terminated in whole pursuant to Section 4.5 or
Section 9 hereof.

     "River North" means River North Studios, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of the Company.

     "Security Agreement" means the Security Agreement dated as of even date herewith being executed and delivered by the Company and its current Subsidiaries substantially concurrent with the execution hereof.

     "Security Agreement Re: Intellectual Property" means the Security Agreement
Re: Intellectual Property dated as of even date herewith being executed by the Company and its Subsidiaries substantially concurrent with the execution hereof.

     "SG&A Expenditures" means for any period, salary, general and administrative expense during such period of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "Stock Pledge Agreement" means the Pledge Agreement dated as of even date herewith to be executed by the Company and its current Subsidiaries substantially concurrent with the execution hereof.

     "Subordinated Debt" means any Indebtedness which is subordinated in right of payment to the prior payment of the Obligations pursuant to subordination provisions approved in writing by the Agent and Required Banks, pursuant to documentation, containing definitions, interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in each case in form and substance satisfactory to the Agent and Required Banks in their discretion.

     The term "subsidiary" shall mean, as to any particular parent corporation, any other corporation at least 51% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or by any one or more other corporations or other entities which are themselves subsidiaries of such parent corporation. The term "Subsidiary" shall mean, when used with reference to the Company, a subsidiary of, respectively, the Company.

     "Subsidiary Guarantor" means each Subsidiary of the Company that is a signatory hereto or that executes and delivers to the Agent a Subsidiary Guaranty in the form of Exhibit E hereto along with the accompanying closing documents required by Section 8.21 hereof.

     "Subsidiary Guaranty" means a letter to the Agent in the form of Exhibit E hereto executed by a Subsidiary whereby it acknowledges it is party hereto as a Subsidiary Guarantor under Section 11.1 hereof and also in the case of any Subsidiary not organized under the laws of the United States or any State thereof, such other form of guaranty as shall be reasonably acceptable to the Required Banks.

     "Take-Out Securities" means the convertible debt securities that the Company currently contemplates will be issued via a private placement, to finance, among other things, the repayment of the Term Loans.

     "Term Credit Commitments" is defined in Section 2.2.

     "Term Credit Loans" is defined in Section 2.2.

     "Term Credit Maturity Date" means the earlier of (i) May 1, 1997, (ii) ninety days from and including the date on which the Term Credit Loans are made or (iii) such earlier date on which the Commitments are terminated in whole pursuant to Section 4.5 or Section 9 hereof.

     "Term Credit Notes" as defined in Section 2.2.

     "Voting Stock" shall mean securities of any class or classes membership interests or other ownership rights of or in a Person, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the board of directors or managers of such Person (or Persons performing similar functions).

     "Warrants" means warrants to purchase the Voting Stock of the Company issued to Bank of Montreal for its own account on or prior to the date of the initial Borrowing hereunder.

     "Wholly-Owned Subsidiary" shall mean a Subsidiary of which all of the issued and outstanding Voting Stock (other than directors' qualifying shares as required by law) or other equity interests are owned by the Company and/or one or more Wholly-Owned Subsidiaries within the meaning of this definition.

     Capitalized terms defined in the provisions of this Agreement shall have the meanings so ascribed to them in all provisions of this Agreement.

          Section 1.2. Accounting Terms. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to the Agent pursuant to Section 8.5 shall be prepared in accordance with GAAP (as in effect at the time of such preparation) on a consistent basis. In the event any "Accounting Changes" (as defined below) shall occur and such changes affect financial covenants, standards or terms in this Agreement, then the Company, the Agent and the Banks agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of the Company and its Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by the Company, the Agent and the Required Banks, (A) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (B) the Company shall prepare footnotes to each compliance certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by the Company and any of its Subsidiaries; (b) changes in accounting principles recommended by certified public accountants of the Company or any of its Subsidiaries; or (c) changes in carrying value of the Company's (or any of its Subsidiaries') assets, liabilities or equity accounts resulting from the application of purchase accounting principles; provided, however, that the use of purchase accounting principles to account for the Intersound Acquisition shall not constitute an Accounting Change.

SECTION 2.          THE CREDIT FACILITIES.

          Section 2.1.   The Revolving Credit.

     (a) General Terms. Subject to all of the terms and conditions hereof, the Banks agree to extend a Revolving Credit to the Company which may be availed of by the Company in the form of Revolving Credit Loans from time to time, be repaid and used again, during the period from the date hereof to and including the Revolving Credit Termination Date, all as more fully hereinafter set forth, provided that the aggregate amount of Revolving Credit Loans outstanding at any one time shall not exceed the Revolving Credit Commitments. The maximum amount of the Revolving Credit which each Bank agrees to extend hereunder shall be as set forth under the heading "Revolving Credit Commitment" opposite its name on Exhibit A attached hereto and made a part hereof (as the same shall be deemed amended after giving effect to the Assignment Agreements referred to in
Section 12.12 hereof and as the same is reduced from time to time pursuant hereto (its "Revolving Credit Commitment"). The obligations of the Banks hereunder are several and not joint and no Bank shall under any circumstance be obligated to extend credit under the Revolving Credit in excess of its Revolving Credit Commitment or its pro rata share of the credit outstanding thereunder.

     (b) Revolving Credit Loans. Subject to all of the terms and conditions hereof, the Revolving Credit may be availed of by the Company in the form of loans (individually a "Revolving Credit Loan" and collectively the "Revolving Credit Loans"). Each Borrowing of Revolving Credit Loans shall be in a minimum amount of $100,000 and thereafter in integral multiples of $100,000 (with LIBOR Portions being in a minimum amount of $1,000,000 and thereafter in integral multiples of $100,000) and shall be made pro rata from the Banks in accordance with the amounts of their Revolving Credit Commitments. All Revolving Credit Loans made by each Bank shall be made against and evidenced by a Revolving Credit Note (individually a "Revolving Credit Note" and collectively the "Revolving Credit Notes") in the form (with appropriate insertions) annexed hereto as Exhibit B. Each Revolving Credit Note shall be in the amount of the Revolving Credit Commitment of the Bank to which it is payable and shall mature on the Revolving Credit Termination Date.

          Section 2.2. The Term Credit. Subject to all of the terms and conditions hereof each Bank agrees to make a loan to the Company (individually a "Term Credit Loan" and collectively the "Term Credit Loans") in the amount set forth opposite its name under the heading "Term Credit Commitment" on Exhibit A attached hereto and made a part hereof (as the same shall be deemed amended after giving effect to the assignment agreements referred to in Section 12.12 hereof) (its "Term Credit Commitment"). There shall be a single Borrowing of the Term Credit Loans and the obligations of the Bank to make the Term Credit Loans shall expire on February 15, 1997 unless sooner terminated as herein provided. The obligations of the Banks hereunder are several and not joint and no Bank shall under any circumstance be obligated to extend credit under the Term Credit in excess of its Term Credit Commitment or its pro rata share of the Borrowing under the Term Credit. The Term Credit Loan made by each Bank to the Company shall be evidenced by a Term Credit Note (individually "Term Credit Note" and collectively the "Term Credit Notes") in the form (with appropriate insertions) annexed hereto as Exhibit C. Unless required to be sooner paid, the Company promises to pay the Term Credit Loans in a single installment due on the Term Credit Maturity Date. Each Bank shall be entitled to receive its pro rata share (based on the relationship which its Term Credit Commitment bears to the Term Credit Commitments of all Banks) of such installment payment.

          Section 2.3. Manner of Borrowing. The Company shall give written or telephonic notice to the Agent (which notice shall be irrevocable once given and, if given by telephone, shall be promptly confirmed in writing) by no later than 11:00 a.m. (Chicago time) on the date the Company requests that any Borrowing of Loans be made to it under the Commitments, and the Agent shall promptly notify each Bank of the Agent's receipt of each such notice. Each such notice shall specify the date of the Borrowing of Loans requested (which must be a Business Day, and which date shall be at least three (3) Business Days subsequent to the date of such notice in the case of any Borrowing of Loans constituting a LIBOR Portion) and the amount of such Borrowing. Each Borrowing of Loans shall initially constitute part of the applicable Base Rate Portion except to the extent the Company has otherwise timely elected that such Borrowing constitute part of a LIBOR Portion as provided in Section 3 hereof. The Company agrees that the Agent may rely upon any written or telephonic notice given by any person the Agent in good faith believes is an Authorized Representative without the necessity of independent investigation and, in the event any telephonic notice conflicts with the written confirmation, such telephonic notice shall govern if the Agent and the Banks have acted in reliance thereon. Not later than 1:00 p.m. (Chicago time) on the date specified for any Borrowing of Loans to be made hereunder, each Bank shall make the proceeds of its Loan comprising part of such Borrowing available to the Agent in Chicago, Illinois in immediately available funds. Subject to the provisions of Section 7 hereof, the proceeds of each Loan shall be made available to the Company at the principal office of the Agent in Chicago, Illinois, in immediately available funds, upon receipt by the Agent from each Bank of its pro rata share of such Borrowing. Unless the Agent shall have been notified by a Bank prior to 1:00 (Chicago time) on the date a Borrowing is to be made hereunder that such Bank does not intend to make its pro rata share of such Borrowing available to the Agent, the Agent may assume that such Bank has made such share available to the Agent on such date and the Agent may (but shall not be obligated to) in reliance upon such assumption make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made such amount available to the Company, the Agent shall be entitled to receive such amount from such Bank forthwith upon its demand, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Company and ending on but excluding the date the Agent recovers such amount at a rate per annum equal to (x) from the date the related payment was due to the Agent to the date two (2) Business Days after the date such payment was due, the Federal Funds Rate for such day (or in the case of a day which is not a Business Day, then for the preceding day) and (y) thereafter until payment of such amount is received by the Agent from such Bank, the Base Rate as from time to time in effect.

SECTION 3.          INTEREST.

          Section 3.1. Options. Subject to all of the terms and conditions of this Section 3, portions of the principal indebtedness evidenced by each Class of Notes (all of the indebtedness evidenced by each Class of Notes bearing interest at the same rate for the same period of time being hereinafter referred to as a "Portion") shall, at the option of the Company, bear interest with reference to the Base Rate (the "Base Rate Portion") or with reference to the Adjusted LIBOR Rate ("LIBOR Portions"), and Portions shall be convertible from time to time from one basis to the other. All of the indebtedness evidenced by each Class of Notes which is not part of a LIBOR Portion shall constitute a single Base Rate Portion. All of the indebtedness evidenced by each Class of Notes which bears interest with reference to a particular Adjusted LIBOR Rate for a particular Interest Period shall constitute a single LIBOR Portion. Anything contained herein to the contrary notwithstanding, there shall not be more than five

(5) LIBOR Portions outstanding at any one time and each Bank shall have a ratable interest in each Portion based on its applicable Commitment. The Company promises to pay interest on each Portion at the rates and times specified in this Section 3.

          Section 3.2. Base Rate Portion. Each Base Rate Portion shall bear interest (which the Company promises to pay at the times herein provided) at the rate per annum determined by adding 6% to the Base Rate as in effect from time to time, provided that if a Base Rate Portion or any part thereof is not paid when due (whether by lapse of time, acceleration or otherwise) such Portion shall bear interest, whether before or after judgment, until payment in full thereof at the rate per annum determined by adding 3% to the interest rate which would otherwise be applicable thereto from time to time. Interest on the Base Rate Portions shall be payable monthly in arrears on the first day of each month (commencing on March 1, 1997) and at maturity of the applicable Notes, and interest after maturity shall be due and payable upon demand.

          Section 3.3. LIBOR Portions. Each LIBOR Portion shall bear interest (which the Company promises to pay at the times herein provided) for each Interest Period selected therefor at a rate per annum equal to the sum of 6% plus the Adjusted LIBOR Rate for such Interest Period, provided that if a LIBOR Portion or any part thereof is not paid when due (whether by lapse of time, acceleration or otherwise) such Portion shall bear interest, whether before or after judgment, until payment in full thereof at the rate per annum determined by adding 3% to the greater of the (i) the sum of 6% plus the Base Rate as from time to time in effect or (ii) the interest rate which would otherwise be applicable to such LIBOR Portion. Interest on each LIBOR Portion shall be due and payable on the last day of each Interest Period applicable thereto and, if an Interest Period is longer than one (1) month, then at the same day of each month following the commencement of such Interest Period and at the end of such Interest Period, and interest after maturity shall be due and payable upon demand. The Company shall give written or telephonic notice to the Agent (which notice shall be irrevocable once given and, if given by telephone, shall be promptly confirmed in writing) on or before 11:00 a.m. (Chicago time) on the third Business Day preceding the end of an Interest Period applicable to a LIBOR Portion whether such LIBOR Portion is to continue as a LIBOR Portion, in which event the Company shall notify the Agent of the new Interest Period selected therefor, and in the event the Company shall fail to so notify the Agent, such LIBOR Portion shall automatically be converted into and added to the Base Rate Portion as of and on the last day of such Interest Period. The Agent shall promptly notify each Bank of each notice received from the Company pursuant to the foregoing provisions. Anything contained herein to the contrary notwithstanding, the obligation of the Banks to create or continue any LIBOR Portion or to convert any part of the Base Rate Portion into a LIBOR Portion shall be conditioned upon the fact that at the time no Default or Event of Default shall have occurred and be continuing.

          Section 3.4. Late Charge. Any principal not paid when due (without giving effect to any grace period applicable thereto) shall bear late charges. Such late charges shall be due and payable on demand. The initial late charge shall be equal to 1% of such overdue principal as of the date such principal became due. Such overdue principal shall bear an additional late charge each month until paid equal to 1% of the overdue principal outstanding on the same day of the first and second calendar months after the date of such default (if any such principal is overdue on such date) and 2% of such overdue principal outstanding (if any) on the same day of each and every month thereafter.

          Section 3.5. Computation. Any interest on the Notes and all fees, charges and commissions due hereunder shall be computed on the basis of a year of 360 days for the actual number of days elapsed, except that interest on the Base Rate Portions shall be computed on the basis of a year of 365 or 366 days (as the case may be) for the actual number of days elapsed.

          Section 3.6. Minimum Amounts. Each LIBOR Portion shall be in a minimum amount of $1,000,000 and thereafter in integral multiples of $100,000.

          Section 3.7. Manner of Rate Selection. The Company shall notify the Agent by 11:00 a.m. (Chicago time) at least three (3) Business Days prior to the date upon which it requests that any LIBOR Portion be created or that any part of the Base Rate Portion be converted into a LIBOR Portion (such notice to specify in each instance the amount thereof and the Interest Period selected therefor) and the Agent shall promptly advise each Bank of each such notice. If any request is made to convert a LIBOR Portion into the applicable Base Rate Portion, such conversion shall only be made so as to become effective as of the last day of the Interest Period applicable thereto. All requests for the creation, continuance or conversion of Portions under this Agreement shall be irrevocable. Such requests may be written or telephonic (provided that if such notice is given by telephone, the Company shall promptly confirm such notice to the Agent in writing), and the Agent is hereby authorized to honor telephonic requests for creations, continuances and conversions received by it from any person the Agent reasonably believes to be an Authorized Representative, the Company hereby indemnifying the Agent and the Banks from any liability or loss ensuing from so acting.

          Section 3.8. Funding Indemnity. In the event any Bank shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any LIBOR Portion or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender, and any loss of profit) as a result of:

          (a) any payment or prepayment of a LIBOR Portion on a date other than the last day of its Interest Period for any reason, whether before or after default, and whether or not such payment is required by any of the provisions of this Agreement;

          (b) any failure (because of a failure to meet the conditions of Section 7 hereof or otherwise) by the Company to create, borrow, continue or affect by conversion a LIBOR Portion on the date specified in a notice given pursuant to this Agreement hereof; or

          (c) any failure by the Company to make any payment of principal on any LIBOR Portion when due (whether by acceleration, mandatory prepayment or otherwise),

then, upon the demand of such Bank, the Company shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall provide to the Company a certificate executed by an officer of such Bank setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and such certificate shall be deemed prima facie correct.

          Section 3.9. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time any change in applicable law or regulation or in the official interpretation thereof makes it unlawful for any Bank to make or continue to maintain LIBOR Portions or to give effect to its obligations to make LIBOR Portions available as contemplated hereby, such Bank shall promptly give notice thereof to the Company and the Agent and such Bank's obligations to make or maintain LIBOR Portions under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain LIBOR Portions. To the extent required to comply with any such law as changed, the Company shall prepay on demand the outstanding principal amount of any such affected LIBOR Portions, together with all interest accrued thereon and all other amounts then due and payable to such Bank under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Company may then elect to convert the principal amount of the affected LIBOR Portion from such Bank into the Base Rate Portion from such Bank which shall not be made ratably by the Banks but only from such affected Bank. During the period when it is unlawful for any Bank to make LIBOR Portions, Loans shall continue to be made in such a manner so that the percentage of each Bank's Commitments in use is identical, but the Banks affected by such illegality shall make their share of each Borrowing which has been requested in the form of a LIBOR Portion available in the form of a Base Rate Portion. Each Bank agrees (to the extent consistent with internal policies) to designate a different lending office if such designation would avoid the illegality described in this
Section 3.9; provided, however, that such designation need not be made if it would result in any additional costs, expenses or risks to such Bank that are not reimbursed by the Company pursuant hereto or would, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

          Section 3.10. Unavailability of Deposits or Inability to Ascertain, or Inadequacy Of, LIBOR Rate. If on or prior to the first day of any Interest Period for any LIBOR Portion the Agent determines that deposits in United States Dollars (in the applicable amounts) are not being offered to it or to banks generally in the offshore eurodollar market for such Interest Period, then the Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make any further LIBOR Portions available shall be suspended.

          Section 3.11. Increased Cost and Reduced Return. If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the official interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its lending office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (a) shall subject any Bank (or its lending office) to any charges of any kind (other than Withholding Taxes covered by Section 4.9 hereof) with respect to its interest in the LIBOR Portions, its Note or its obligation to make LIBOR Portions available, or shall change the basis of taxation of payments to any Bank (or its lending office) of the principal of or interest on LIBOR Portions or any other amounts due under this Agreement in respect of its LIBOR Portions or its obligation to make LIBOR Portions; or

          (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirements (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its lending office) or shall impose on any Bank (or its lending office) or the offshore interbank market any other condition affecting LIBOR Portions, its Note or its obligation to make LIBOR Portions available;

and the result of any of the foregoing is to increase the cost to such Bank (or its lending office) of making or maintaining any LIBOR Portion, or to reduce the amount of any sum received or receivable by such Bank (or its lending office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within fifteen (15) days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. A certificate of any Bank claiming compensation under this
Section 3.11 and setting forth the additional amount or amounts in reasonable detail (including an explanation of the basis therefor and the computation of such amount) to be paid to it hereunder shall be deemed prima facie correct. In determining such amount, such Bank may use reasonable averaging and attribution methods. A Bank shall not be entitled to compensation under this Section 3.11 with respect to any adoption or change for any period prior to the earlier of
(i) the date it notifies the Company of the adoption or change giving rise to the request for compensation or (ii) the date which is thirty (30) days prior to the date it becomes aware of the adoption or change giving rise to the request for compensation if the Company is notified of the adoption or change prior to the lapse of such 30-day period.

          Section 3.12. Lending Offices. Each Bank may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a notice to the Company and the Agent (but such funds shall in any event be made available to the Company at the office of the Agent as herein provided for).

          Section 3.13. Discretion of Banks as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations under this Agreement (including, without limitation, calculations under Sections 3.8 and 3.11 hereof) shall be made as if each Bank had actually funded and maintained its interest in each LIBOR Portion through the purchase of deposits in the offshore interbank market having a maturity corresponding to such LIBOR Portion's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

SECTION 4.          FEES, PAYMENTS, REDUCTIONS, APPLICATIONS AND NOTATIONS.

          Section 4.1. Commitment Fee. For the period from the date hereof to and including the Revolving Credit Termination Date, the Company shall pay to the Agent for the ratable account of the Banks a commitment fee at the rate of 1/2 of 1% per annum on the average daily unused amount of the Commitments hereunder (except that no fee shall accrue on the Term Credit Commitments after the Borrowing on the Term Credit), such fee to be payable monthly in arrears on the first day of each calendar month (commencing on the first of such dates after the date hereof) to and including, and on, the Revolving Credit Termination Date.

          Section 4.2. Closing Fees. The Company shall pay to Bank of Montreal for its own account the upfront fees, and issue to such Bank for its own account the Warrants, in each case to in a letter or letters exchanged between them.

          Section 4.3. Voluntary Prepayments. The Company shall have the privilege of prepaying without premium or penalty and in whole or in part (but, if in part, then in an amount not less than $1,000,000 and thereafter in integral multiples of $100,000) (or such lesser amount as will prepay the relevant Class of Notes in full) a Class of Notes at any time upon one (in the case of the Revolving Credit Notes) or three (in the case of the Term Credit Notes) days' prior written notice to the Agent, each such prepayment to be made by the payment of the principal amount to be prepaid, any amount due the Banks under Section 3.8 hereof (any failure of the Agent or the Banks to require payment of any amount due under Section 3.8 not to preclude a later demand that the amount so due be paid) and, in the case of a prepayment which prepays a Class of Notes in full (after which the Revolving Credit Commitments are no longer outstanding in the case of a prepayment of the Revolving Credit Notes), accrued interest thereon to the date fixed for prepayment.

          Section 4.4. Mandatory Prepayments. (a) Fixed Asset Proceeds. An amount equal to any and all net proceeds (i.e., gross proceeds net of out-of-pocket expenses and property and transfer taxes incurred in effecting the sale or other disposition) received by the Company and its Subsidiaries from the sale or disposition (whether voluntary or involuntary) of real estate, inventory, fixtures, equipment or other fixed assets shall be promptly paid over to the Agent as and for a mandatory prepayment on the Term Credit Notes until payment in full thereof; provided, however, that (i) the foregoing provisions shall be inapplicable to sales of inventory in the ordinary course, (ii) the foregoing provisions shall be inapplicable to funds received by the Agent under the Collateral Documents if and so long as, pursuant to the terms of the Collateral Documents, the same are to be held by the Agent and disbursed for the restoration, repair or replacement of the property in respect of which such proceeds were received and (iii) no prepayment shall be required with respect to net proceeds received from the ordinary course of business sale or other disposition of equipment which is worn out, obsolete or, in the good faith judgment of the Company and its Subsidiaries no longer necessary to the efficient conduct of their business as then conducted.

               (b) Change of Control/Management Event. If, within sixty (60) days after receiving notice under Section 8.5(c) of a Change of Control/Management Event, the Required Banks notify the Company that they require prepayment of the Notes, on the date set forth in such notice (which date shall be no earlier than three (3) days after such notice is given), Company shall pay in full all Obligations then outstanding, and the Commitments shall terminate in full.

               (c) Take-Out Securities. Any and all net proceeds received by the Company or its Subsidiaries from their issuance or sale of the Take-Out Securities, or any other debt or equity securities or membership or other equity interests of any series or class or of options, warrants or rights therefor, shall be promptly paid over to the Agent as and for a mandatory prepayment on the Term Credit Notes until payment in full thereof, with any balance remaining after such application to be applied in reduction of the Revolving Credit Notes until payment in full thereof; provided, however, that no such prepayment need be made out of the net proceeds of any such sale if and to the extent applied by the Company to the funding of the Intersound Acquisition.

               (d) Payment of Term Credit Loans. If, no later than sixty (60) days after payment of the Term Credit Loans, any Bank holding any Revolving Credit Loans notifies the Company that such Bank requires prepayment of the Revolving Credit Notes, on the date set forth in such notice (which date shall be no earlier than (x) two (2) days after such notice is given or (y) the day on which the Company repays any other Indebtedness aggregating $100,000 or more before its original scheduled due date, whichever day is earlier), the Company shall pay in full all Obligations then outstanding, and the Commitments shall terminate in full.

               (e) Reduction of Revolving Credit. If, no later than sixty (60) days after a date on which the outstanding principal amount of Revolving Credit Loans is less than $2,500,000, any Bank holding any Term Credit Loans notifies the Company that such Bank requires prepayment of the Term Credit Notes, on the date set forth in such notice (which date shall be no earlier than (x) two (2) days after such notice is given or (y) the day on which the Company repays any other Indebtedness aggregating $100,000 or more before its original scheduled due date, whichever day is earlier), the Company shall pay in full all Obligations then outstanding, and the Commitments shall terminate in full.

          Section 4.5.   Terminations

               (a) Voluntary. The Company shall have the privilege at any time and from time to time upon five Business Days' prior notice to the Agent (which shall promptly notify the Banks) to ratably terminate the Commitments in whole or in part (but, if in part, then in a minimum amount of $1,000,000 and thereafter in integral multiples of $100,000), provided that the Revolving Credit Commitments may not be reduced to an amount less than the aggregate principal amount of Revolving Credit Loans then outstanding. No termination of the Commitments may be reinstated unless otherwise agreed to in writing by the Banks.

               (b) Required. The Commitments shall terminate in whole as provided in Sections 4.4(b), 4.4(d) and 4.4(e) hereof.

          Section 4.6. Place and Application. All payments of principal, interest and fees shall be made to the Agent at its office at 115 South LaSalle Street, Chicago, Illinois (or at such other place as the Agent may specify) in immediately available and freely transferable funds at the place of payment.
All payments due from the Company hereunder shall be made without set-off or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or political subdivision or taxing authority thereof. Payments received by the Agent after 1:00 p.m. (Chicago time) shall be deemed received as of the opening of business on the next Business Day. Except as otherwise provided in this Agreement, all payments shall be received by the Agent for the ratable account of the Banks, and shall be promptly distributed by the Agent ratably to the Banks except that payments which pursuant to the terms hereof are for the use and benefit of the Agent shall be retained by the Agent for its own account and payments received to reimburse a Bank for a fee or cost peculiar to that Bank, as the case may be, shall be remitted to it. Unless the Company otherwise directs, principal payments on the Notes shall be first applied to the applicable Base Rate Portion and then to the applicable LIBOR Portions in the order in which their Interest Periods expire. Prepayments on the Term Credit Notes shall be applied to the scheduled installment maturities thereof in the inverse order of maturity. No amount paid or prepaid on the Term Credit Notes may be reborrowed.

     Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the indebtedness evidenced by the Notes and all proceeds of the Collateral received, in each instance, by the Agent or any of the Banks after the occurrence of an Event of Default shall be distributed as follows:

          (a) first, to the payment of any outstanding costs and expenses incurred by the Agent in monitoring, verifying, protecting, preserving or enforcing the liens on the Collateral or in protecting, preserving or enforcing rights under the Loan Documents and in any event including all costs and expenses of a character which the Company has agreed to pay under
     Section 12.10 hereof (such funds to be retained by the Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Banks, in which event such amounts shall be remitted to the Banks to reimburse them for payments theretofore made to the Agent);

          (b) second, to the payment of any outstanding interest or other fees or amounts due under the Loan Documents and all other Obligations other than for principal of the Notes or in respect of the Hedging Liability, ratably as among the Banks in accord with the amount of such interest and other fees or amounts owing each;

          (c) third, to the payment of the principal of the Notes, to be applied ratably as among all of such;

          (d) fourth, to the Hedging Liability, to be applied ratably as among all of such; and

          (e)  fifth, to whoever may be lawfully entitled thereto.

          Section 4.7. Notations and Requests. All advances made against the Notes shall be recorded by the Banks on their books or, at their option in any instance, endorsed on the reverse side of the Notes and the unpaid principal balances so recorded or endorsed by the Banks shall be prima facie evidence in any court or other proceeding brought to enforce the Notes of the principal amount remaining unpaid thereon. Prior to any negotiation of any Note, the Bank holding such Note shall endorse thereon the principal amount remaining unpaid thereon.

          Section 4.8. Capital Adequacy. If any Bank shall determine that any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by such Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder or credit extended by it hereunder to a level below that which such Bank could have achieved but for such law, rule, regulation, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time as specified by such Bank the Company shall pay such additional amount or amounts as will compensate such Bank for such reduction in rate of return. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder in reasonable detail shall be deemed prima facie correct. In determining such amount, such Bank may use any reasonable averaging and attribution methods. A Bank shall not be entitled to compensation under this Section with respect to any change, adoption or interpretation (a "Change") for any period prior to the earlier of (i) the date it notifies the Company of the Change or (ii) the date which thirty (30) days prior to the date such Bank obtains actual knowledge of the Change giving rise to the request for compensation if the Company is notified of the Change prior to the lapse of such 30-day period. Each Bank and the Agent shall use reasonable efforts to minimize the cost imposed on the Company in respect of any such increased capital requirement and shall compute the assessment of any such cost related to such increased capital on a nondiscriminatory basis among the Company, on the one hand, and other borrowers to which it applies, on the other hand, and neither such Bank nor any corporation controlling such Bank nor the Agent shall be entitled to demand compensation or be compensated for any increased capital requirement from the Company hereunder in excess of the amount so computed.

          Section 4.9. Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 4.9(b) and (c) hereof, each payment by the Company under this Agreement or the other Loan Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Company is domiciled, any jurisdiction from which the Company makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein (herein, "Withholding Taxes"). If any such Withholding Tax is so required, the Company shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon, and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Bank and the Agent free and clear of such Withholding Taxes (including such taxes on such additional amount) is equal to the amount which that Bank or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Bank pays any amount in respect of any such Withholding Taxes, penalties or interest, the Company shall reimburse the Agent or such Bank for that payment on demand in the currency in which such payment was made. If the Company pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Bank or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment.

     (b) U.S. Withholding Tax Exemptions. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Company and the Agent on or before the earlier of the date the initial Borrowing is made hereunder and thirty (30) days after the date hereof, two duly completed and signed copies of either Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Bank, including fees, pursuant to the Loan Documents and the Loans) or Form 4224 (relating to all amounts to be received by such Bank, including fees, pursuant to the Loan Documents and the Loans) of the United States Internal Revenue Service. Thereafter and from time to time, each Bank shall submit to the Company and the Agent such additional duly completed and signed copies of one or the other of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Company in a written notice, directly or through the Agent, to such Bank and (ii) required under then-current

United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Bank, including fees, pursuant to the Loan Documents or the Loans.

     (c) Inability of Bank to Submit Forms. If any Bank determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Company or the Agent any form or certificate that such Bank is obligated to submit pursuant to subsection (b) of this Section 4.9 or that such Bank is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Bank shall promptly notify the Company and Agent of such fact and the Bank shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

     (d) Bank Replacement. If the Company is required to make any reduction or withholding with respect to any payment due any Bank under this Section 4.9 (in any such case a "Replaceable Bank"), the Company may, with the consent of the Agent, propose that another bank (a "Replacement Bank"), which bank may be an existing Bank, be substituted for and replace the Replaceable Bank for purposes of this Agreement. If a Replacement Bank is so substituted for the Replaceable Bank, the Replaceable Bank shall enter into an Assignment Agreement with the Replacement Bank, the Company and the Agent to assign and transfer to the Replacement Bank the Replaceable Bank's Commitment and Loans hereunder pursuant to and in accordance with the provisions and requirements of Section 12.12 hereof and, as a condition to its execution thereof, the Replaceable Bank shall concurrently receive the full amount of its Loans, interest thereon, and all accrued fees and other amounts to which it is entitled under this Agreement.

SECTION 5.          THE COLLATERAL AND GUARANTIES.

          Section 5.1. The Collateral. The Notes and the other Obligations shall be secured by (a) valid, perfected and enforceable liens in all right, title and interest of the Company and of each Subsidiary in all capital stock or other equity interest in each Subsidiary, in each instance whether now owned or hereafter acquired, and all proceeds thereof and (b) valid, perfected (subject to the proviso appearing at the end of this sentence) and enforceable liens in all right, title and interest of the Company and of each Subsidiary in all accounts, chattel paper, general intangibles, instruments, investment property, documents, contract rights, inventory and equipment of every kind and description, whether now owned or hereafter acquired, and all proceeds thereof, provided, however, that until a Default or an Event of Default has occurred and is continuing and thereafter until otherwise required by the Required Banks or the Agent, (i) liens need not be perfected on foreign copyrights, trademarks, patents and licenses thereof having a fair market value of less than $5,000 in any instance and $75,000 in the aggregate, (ii) liens need not be perfected on notes receivable having a fair market value of less than $10,000 in any instance and $50,000 in the aggregate, (iii) fixture financing statements need not be filed, and (iv) liens on vehicles which are subject to a certificate of title law need not be noted on the certificate of title. The liens in the Collateral shall be granted to the Agent for the ratable account of the Banks and shall be valid and perfected first liens subject, however, to the proviso appearing at the end of the immediately preceding sentence, and the rights of lessors under permitted leases, Purchase Money Liens held by vendors providing purchase money financing and the security interest (if any) granted under the Polygram Distribution Agreement in favor of Polygram (the "Polygram Lien") on the Company's inventory stored at Polygram's premises in Nashville, Tennessee to secure amounts owed Polygram under the Polygram Distribution Agreement (the Company representing that amounts owed to the Company from Polygram under the Polygram Distribution Agreement generally exceed amounts owed to Polygram from the Company under the Polygram Distribution Agreement). Notwithstanding anything to the contrary contained herein, in no event will any of the Collateral described above be deemed to include (aa) any interest in copyrights, trademarks, patents or similar intangibles licensed to the Company or any Subsidiary from any third party (other than the Company or any of its Affiliates) to the extent that the granting of a security interest or lien therein is prohibited by the license or other agreement(s) pursuant to which the Company or such Subsidiary holds such interest and such prohibition has not been or is not waived or the consent of the applicable party has not been or is not obtained, (ab) any interests in equipment owned by the Company or any Subsidiary which is subject to a permitted Purchase Money Lien in favor of any third party (other than the Company or any of its Affiliates) to the extent the granting of a security interest or lien therein is prohibited by the agreement(s) pursuant to which such equipment is financed and such prohibition has not been or is not waived or the consent of the applicable party has not been or is not obtained and (ac) any interests in any leases or licenses to use property under which the Company or any Subsidiary is lessee or licensee and a Person other than the Company or an Affiliate of the Company is lessor or licensor to the extent the granting of a security interest or lien therein is prohibited by the agreement(s) pursuant to which such property is leased and such prohibition has not been or is not waived or the consent of the applicable party has not been or is not obtained.

          Section 5.2. Further Assurances. The Company covenants and agrees that it shall, and shall cause each Subsidiary to, comply with all terms and conditions of each of the Collateral Documents and that the Company shall, and shall cause each Subsidiary to, at any time and from time to time at the request of the Agent or the Required Banks execute and deliver such instruments and documents and do such acts and things as the Agent or the Required Banks may reasonably request in order to provide for or protect or perfect the lien of the Agent in the Collateral, subject to the terms of Section 5.1 above.

          Section 5.3. Subsidiary Guaranties. Payment of the Notes and the other Obligations shall at all times be jointly and severally guaranteed by each Subsidiary pursuant hereto or pursuant to a Subsidiary Guaranty issued by such Subsidiary. In the event any Subsidiary is hereafter acquired or formed, and the Company shall also cause such Subsidiary to execute such Collateral Documents (having terms and conditions substantially similar to those executed by the Company and its Subsidiaries in connection with the initial Borrowing under this Agreement) as the Agent may then require granting the Agent for the benefit of the Banks a security interest in and lien on the assets of such Subsidiary as collateral security for the Notes and the other Obligations, together with such other instruments, documents, certificates and opinions required by the Agent in connection therewith.

          Section 5.4. Devick Guaranty. Payment of the Term Credit Notes shall at all times be guaranteed by Devick pursuant to the Devick Guaranty, subject to limitations set forth in the Devick Guaranty on the right-of-recovery against Devick thereunder.

          Section 5.5.   Collateral Assignment of Life Insurance.  Within thirty
(30) days after the date hereof, payment of the Notes and the other Obligations shall also be secured by a collateral assignment of a life insurance policy owned and maintained by the Company on the life of Devick in an amount of at least $10,000,000 pursuant to a written assignment in form and substance satisfactory to the Agent (the "Life Insurance Assignment").

          Section 5.6. Polygram Collections. Within fifteen (15) days after the date hereof, the Company agrees to forthwith make such arrangements as shall be necessary or appropriate to assure that all payments from time to time made to the Company under the Polygram Distribution Agreement (or any like agreement replacing the Polygram Distribution Agreement and under which a similarly significant portion of collections on the Company's sales are handled) are deposited (in the same form as received) in an account maintained with or under the control of the Agent, each such account to constitute a special restricted account, the Company acknowledging that the Agent has (and is hereby granted) a lien for the benefit of the Banks on each such account and all funds contained therein to secure the Obligations. The Banks agree, however, with the Company that if and so long as no Default or Event of Default has occurred or is continuing hereunder, amounts on deposit in each special account maintained with the Agent will (subject to the rules and regulations of the Agent as from time to time in effect applicable to demand deposit accounts) be made available to the Company for use in the conduct of its business. Upon the occurrence of an Event of Default, the Agent may apply the funds on deposit in each such account to the Obligations, but the Agent shall notify the Company of any such application (it being understood and agreed the Agent and Banks are not liable for any failure to provide such notice).

SECTION 6.          REPRESENTATIONS AND WARRANTIES.

     The Company represents and warrants to the Banks as follows:

          Section 6.1. Organization and Power. The Company is duly organized and existing under the laws of the state of its organization, and after giving effect to the Intersound Acquisition will be duly licensed or qualified to do business in each state where the nature of the assets owned or leased by it or business conducted by it requires such licensing or qualification and in which the failure to be so licensed or qualified would have a Material Adverse Effect and has all necessary power to carry on its contemplated business. The Company has full right, power and authority to enter into this Agreement, to make the borrowings herein provided for, to issue the Notes in evidence thereof, to issue the Warrants and the other Loan Documents executed and delivered or to be executed and delivered by it, and to perform each and all of the matters and things herein and therein provided for. Each Subsidiary has, or upon acquisition or formation will have full right, power and authority to enter into the Loan Documents executed by it and to perform each and all of the matters and things therein provided for. The Loan Documents do not, nor will the performance or observance by the Company or any Subsidiary of any of the matters and things herein or therein provided for, contravene any provision of law or any charter, by-law, operating agreement or similar agreement of the Company or any such Subsidiary or constitutes a breach or default under any covenant, indenture or agreement of or affecting the Company or any such Subsidiary where such breach or default would have a Material Adverse Effect.

          Section 6.2. Capitalization of Company. (a) Upon the consummation of (i) the issuance and sale of the Warrants, and giving effect to such issuance and sale and (ii) the consummation of the Intersound acquisition and giving effect to the issuance and sale of the Take-Out Securities: the Company (i) has authorized 40,000,000 shares of Common Stock, par value $.001 per share, of which 5,171,439 shares are issued and outstanding, and 2,328,724.95 shares (subject to increase from time to time upon operation of anti-dilution provisions) are reserved for issuance upon exercise of outstanding warrants and option and the conversion of outstanding convertible securities, and of which 3,681,651 shares are reserved for issuance under the Company's stock option plan as to which options have not yet been granted and (ii) has authorized 10,000,000 shares of Preferred Stock, par value $.001 per share, of which no shares are issued and outstanding; the stockholders of the Company are not entitled to any preemptive rights with respect to the issuance of shares of capital stock of the Company; and there are no outstanding commitments or other obligations of the Company to issue, and no options, warrants or other rights of any Person to acquire, any equity interest in the Company (subject to adjustment subsequent to the date hereof for the exercise of any such rights), except for (i) warrants (including the Warrants) for the purchase of 258,571.95 shares of Common Stock issued or to be issued on the date hereof, (ii) options heretofore granted to officers, directors, employees and consultants for an aggregate of 1,559,949 shares of Common Stock, and (iii) 510,204 shares of Common Stock reserved for conversion of the Intersound Sub Debt.

          (b) Neither the Company nor any agent on its behalf, directly or indirectly, has offered any of the Notes or Warrants for sale to, or solicited any offers to buy any thereof from, or otherwise negotiated with respect thereto with, any person or persons so as to bring the offering, issue or sale thereof under the provisions of Section 5 of the Securities Act of 1933, as amended, and the Company agrees that neither it nor any agent on its behalf will sell, or offer any of the Notes or Warrants to, or solicit any offers to buy any thereof from, or otherwise negotiate with respect thereto with, any person or persons so as to bring the offering, issue or sale of the Notes or Warrants under the provisions of the said Section 5 of the said Securities Act of 1933, as amended.

          Section 6.3. Subsidiaries. Each Subsidiary is, or upon acquisition or formation will be, duly organized and existing under the laws of the jurisdiction of its organization, and duly licensed or qualified to do business in each state or other jurisdiction where the nature of the assets owned or leased by it or business conducted by it requires such licensing or qualification and in which the failure to be so licensed or qualified would have a Material Adverse Effect and has all necessary corporate power to carry on its present business. Schedule 6.3 hereto identifies each Subsidiary, the jurisdiction of its organization, the percentage of issued and outstanding shares of each class of its capital stock or other equity owned by the Company and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock or other equity interest and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock of or other equity interest in each Subsidiary are validly issued and outstanding and fully paid and nonassessable, and all shares or other equity interests in each Subsidiary indicated on Schedule 6.3 as owned by the Company or a Subsidiary are owned, beneficially and of record, by the Company or such Subsidiary free and clear of all liens, security interests, charges and encumbrances, other than the lien of the Agent on the shares and other equity interests of each Subsidiary. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock of or other equity interest in any Subsidiary.

 . The Company shall use proceeds of the Loans and other extensions of credit made available hereunder solely for the purpose of funding the Intersound Acquisition and its working capital needs. Neither the Company nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any loan or extension of credit hereunder will be used to purchase or carry any margin stock or extend credit to others for the purpose of purchasing or carrying any margin stock if as a result thereof such loan or other extension of credit would violate Regulation U or any interpretation thereof.

          Section 6.5. Financial Statements. (a) Company. The consolidated balance sheet of the Company and its Subsidiaries as at May 31, 1996 and the related consolidated statements of income and cash flows of the Company and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of Ernst & Young LLP, independent public accountants, and the unaudited interim consolidated balance sheet of the Company and its Subsidiaries as at November 30, 1996 and the related consolidated statements of income and cash flows of the Company and its Subsidiaries for the six (6) months then ended, heretofore furnished to the Agent, fairly present the consolidated financial condition of the Company and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis (subject in the case of such interim statements, to normal year-end audit adjustments). Neither the Company nor any Subsidiary has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to
Section 8.5 hereof.   Since May 31, 1996, there has been no change in the
condition (financial or otherwise) or business prospects of the Company or the Company and its Subsidiaries taken as a whole except those occurring in the ordinary course of business, none of which individually or in the aggregate have been materially adverse.

          (b) Intersound. To the Company's knowledge, (i) the financial statements accompanying the annual audit report for Intersound for its fiscal year ended April 30, 1996 have been prepared in accordance with generally accepted accounting principles applied on a basis consistent, except as otherwise noted therein, with that of the previous fiscal year and (ii) such annual financial statements, and the interim unaudited balance sheet of Intersound as of November 30, 1996, and income statement of Intersound for the seven (7) months then ended, in each case fairly present the financial condition of Intersound as of the dates thereof and the results of operations for the periods covered thereby.

          (c) Proforma for Company and Intersound. The unaudited pro forma consolidated balance sheet and consolidated statements of operations for the Company and its Subsidiaries and Intersound heretofore delivered to the Agent fairly present (subject to the qualifications and assumptions set forth in the notes attached thereto) the combined financial condition of the Company and its Subsidiaries as at the dates thereof and for the periods covered thereby after giving effect to the Intersound Acquisition based upon the best information currently available to the Company with respect to the Intersound Acquisition.

          (d) Existing Bank Debt. Schedule 6.5 describes all but $100,000 of the indebtedness for borrowed money of the Company and Intersound and their respective subsidiaries on a consolidated basis outstanding as of the date hereof.

          Section 6.6. Litigation and Taxes. There is no litigation or governmental proceeding pending, nor to the knowledge of the Company threatened, against the Company or any Subsidiary or for which any of them are liable which if adversely determined would result in a Material Adverse Effect. The United States federal income tax returns of the Company and its Subsidiaries for the taxable year ended May 31, 1995 and for all taxable years ended prior to said date have been filed with the Internal Revenue Service, and any additional assessments in connection with any such years have been paid or the applicable statute of limitations therefor has expired. No objections to or controversies in respect of the United States federal income tax returns of the Company or any Subsidiary are pending or threatened which, if adversely determined, would have a Material Adverse Effect. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, is or will be necessary to the valid execution, delivery or performance by the Company or any Subsidiary of any Loan Document to be executed and delivered by it or to the consummation of the Intersound Acquisition, except for (a) filing of financing statements and other documents evidencing the Agent's lien in the Collateral and (b) such consents, exemptions and approvals with respect to the Intersound Acquisition which will have been obtained and remain in full force and effect.

          Section 6.7. Burdensome Contracts with Affiliates. All material contracts and agreements between the Company and/or its Subsidiaries and their Affiliates are on terms and conditions which are no less favorable to the Company or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

          Section 6.8. ERISA. The Company and each Subsidiary are each in compliance in all material respects with the Employee Retirement Income Security Act of 1974 ("ERISA") to the extent applicable to it and has received no notice to the contrary from the Pension Benefit Guaranty Corporation ("PBGC"), and, in the event of the Company's or any Subsidiary's partial or total withdrawal from any pension plans, multi-employer pension plans or non-payment by other employer participants therein, the liability of the Company and its Subsidiaries for any unfunded vested benefits thereunder would not result in a Material Adverse Effect.

          Section 6.9. Full Disclosure. The Approved Projections and the other statements and information furnished to either Agent or the Banks in connection with the negotiation of this Agreement and the commitments by the Banks to provide all or part of the financing contemplated hereby do not, taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make the material statements contained therein or herein not misleading, except for such thereof as were corrected in subsequent written statements furnished the Banks prior to the initial extension of credit hereunder (the Banks acknowledging that as to any projections furnished to the Banks, the Company only represents that the same were prepared on the basis of information and estimates it believes to be reasonable). There is no fact peculiar to the Company or any Subsidiary which the Company has not disclosed to the Banks in writing which materially adversely affects nor, so far as the Company now can reasonably foresee, is reasonably likely to have a Material Adverse Effect.

          Section 6.10. Compliance with Law. (a) Neither the Company nor any Subsidiary is (i) in default with respect to any order, writ, injunction or decree or (ii) in default in any material respect under any Governmental Requirement (including ERISA, the Occupational Safety and Health Act of 1970 and laws and regulations establishing quality criteria and standards for air, water, land and toxic waste) of any Governmental Body default with respect to or under which is reasonably likely to result in a Material Adverse Effect; and
(b) without limiting the generality of the foregoing, the Company and each Subsidiary are each in compliance with all applicable state and federal environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq., except where failure to be in compliance is reasonably likely not to have a Material Adverse Effect, and, to the Company's knowledge, neither the Company nor any Subsidiary will have acquired, incurred or assumed, directly or indirectly, any contingent liability in connection with the release of any toxic or hazardous waste or substance into the environment which is reasonably likely to have a Material Adverse Effect. Insofar as known to the responsible officers of the Company, neither the Company nor any Subsidiary is liable, in whole or in part, for, nor are any of the assets or property of the Company or any Subsidiary subject to a lien in favor of any Governmental Body for any material liability arising from or in any way relating to, the costs of cleaning up, remediating or responding to a release of hazardous substances (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons).

          Section 6.11. Intersound Acquisition. The Company has heretofore delivered to the Banks a true and correct copy of the Intersound Purchase Agreement and all exhibits thereto and the same has not been amended or modified in any material respect, except for such amendments and modifications for which true and correct copies have been furnished to the Banks. The Company and River North have all necessary corporate right, power and authority to consummate the Intersound Acquisition and the other transactions contemplated by the Intersound Purchase Agreement and to perform and observe all of their obligations (if any) thereunder. Neither the Company nor River North nor to the best of the Company's knowledge, Intersound is in default in any material respect in any of their respective obligations under the Intersound Purchase Agreement and no representation of the Company, River North or (to the best of the Company's knowledge) Intersound contained in the Intersound Purchase Agreement is untrue in any material respect. The Company's representation and warranties in this
Section 6 shall remain true and correct after giving effect to the Intersound Acquisition.

          Section 6.12. Necessary Assets and Contracts. Concurrently with consummation of the Intersound Acquisition, the Company will have all assets and contractual rights as are necessary to enable it to operate and generate the net revenue contemplated by the Approved Projections on terms consistent with the Approved Projections.

          Section 6.13. Solvency, etc. On the date of the initial Borrowing hereunder, after giving effect to the Intersound Acquisition, (i) the assets of the Company and of each Subsidiary, at a fair valuation, will exceed its liabilities, including contingent liabilities, (ii) the remaining capital of the Company and of each Subsidiary will not be unreasonably small to conduct or in relation to its business or any transaction in which it intends to engage, and
(iii) the Company and each Subsidiary will not have incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this Section, "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

SECTION 7.          CONDITIONS PRECEDENT.

          Section 7.1. All Advances. The obligation of the Banks to make any Borrowing available under the Revolving Credit or Term Credit (including the first advance) shall be subject to the provisions of Sections 9.2 and 9.3 hereof and shall also be subject to the satisfaction of the following conditions precedent at the time of the making of each Borrowing under the Revolving
Credit:

          (a) each of the representations and warranties set forth herein and in the other Loan Documents shall be true and correct as of the date of such advance or issuance (except in the case of the initial credit extension, the representations and warranties made in Section 6.5 hereof shall be deemed to refer to the most recent financial statements delivered to the Banks pursuant to Section 8.5 hereof);

          (b) no material adverse change shall have occurred in the condition (financial or otherwise) or prospects of either the Company or the Company and its Subsidiaries taken as a whole; and

          (c) no Default or Event of Default shall have occurred and be continuing.

Any request made by the Company to the Agent for a Borrowing hereunder shall be deemed to constitute a representation and warranty that the foregoing statements are true and correct. Upon the request of any Bank, the Company shall furnish a certificate executed by its Chief Financial Officer to confirm the foregoing.

          Section 7.2. Initial Advance. At or prior to the time of the initial advance under the Revolving Credit or Term Credit, the following conditions precedent shall also have been satisfied:

          (a) The Agent shall have received the following for the account of the Banks (each to be properly executed and completed) and the same shall have been approved as to form and substance by the Agent and Required
     Banks:

               (i)       this Agreement and the Notes;

               (ii) copies (executed or certified as may be appropriate) for each Bank of the articles of incorporation, by-laws, operating agreements and management agreements of the Company and each of its Subsidiaries and of all legal documents or proceedings taken in connection with the execution and delivery of the Loan Documents to the extent the Agent or its counsel may reasonably request, including, without limitation, certificates as to the incumbency and authority of, and setting forth a specimen signature of, each officer who is to sign any Loan Document;

               (iii) a Subsidiary Guaranty from each Subsidiary not a party hereto;

               (iv)      the Devick Guaranty;

               (v) the Initial Collateral Documents and any documentation necessary to perfect the liens thereby created (including, without limitation, all certificates of capital stock of the Subsidiaries which are corporations together with executed blank stock powers therefor, and with all financing statements requested by the Agent in connection with the Initial Collateral Documents) to the extent required by Section 5.1 hereof;

               (vi) evidence of the maintenance of insurance as required hereby or by the Initial Collateral Documents;

               (vii) a certificate from an authorized officer of the Company stating whether the pro forma combined and consolidated balance sheet of the Company and its Subsidiaries delivered to the Banks pursuant to
          Section 6.5 hereof, the Approved Projections and Schedules 6.3 and 6.5 hereto are accurate in all material respects as of the date the other conditions precedent to the initial Borrowing under this Section 7.2 are satisfied or, if not, setting forth the differences and that no Default or Event of Default exists as of such date or will occur after giving effect to the initial Borrowing hereunder;

               (viii) a payoff letter from each holder of the Existing Bank Debt (or a duly appointed trustee or agent for such holder) in which each such party agrees to (i) cancel each loan or other agreement governing such Existing Bank Debt (or stating that all such loan and other agreements shall automatically be canceled), (ii) mark "Canceled" or "Paid" and returned to the relevant borrower all promissory notes and other evidences of such Existing Bank Debt and
          (iii) release its liens securing such Existing Bank Debt, in each case upon receipt of the payoff amount stated in such letter;

               (ix) an employment and non-compete agreement between the Company and Devick which (i) obligates Devick not to compete with the Company for a period ending no earlier than repayment in full of the Term Credit Loans or May 31, 1997, whichever is later and (ii) provides for Devick's provision of management services to the Company for a period ending no earlier than repayment in full of the Term Credit Loans or May 31, 1997, whichever is later;

               (x) copies of all instruments evidencing or setting forth terms and conditions applicable to the Intersound Sub Debt, such terms and conditions to provide, among other things, that no payment of principal, interest or premium (if any) shall be required on the Intersound Sub Debt prior to May 31, 1997;

               (xi) a written commitment from the insurer on the life insurance policy to be assigned by the Life Insurance Assignment to issue such policy and acknowledge the Life Insurance Assignment, in each case within thirty (30) days after the date hereof, such commitment to be subject to no condition other than payment of the initial premium for such policy; and

               (xii) a written acknowledgment from Intersound of the collateral assignment to the Agent as security for the Obligations of River North's indemnification rights under the Intersound Purchase Agreement;

          (b) All conditions precedent to the Intersound Acquisition shall have been satisfied (without deviation from the Intersound Purchase Agreement and without waiver by the Company of any of the conditions precedent to closing set forth in the Intersound Purchase Agreement (except for waivers approved by the Agent)) except for the Banks' funding of not more than $23,900,000 of the cash purchase price therefor and the Agent shall have received evidence satisfactory to it of the foregoing;

          (c) Nothing shall have come to the attention of the Company or the Agent or any Bank which indicates that the capital structure and condition (financial and otherwise) and prospects of the Company or Intersound (including without limitation their respective current assets and its current liabilities) will be detrimentally at variance, in any material respect, from those presumed in the Approved Projections and the other pro forma balance sheets and other financial materials on the Company and Intersound heretofore most recently submitted by the Company to the Agent;

          (d) The Agent shall have received assurances reasonably satisfactory to it that the Proforma EBITDA for the Company and Intersound for the Company's monthly accounting period ending December 31, 1996 was higher than the Proforma EBITDA of the Company and Intersound for the corresponding monthly accounting period in the Company's immediately preceding fiscal year;

          (e) The liens and security interests granted to the Agent under the Collateral Documents shall have been perfected to the extent required by
     Section 5.1 hereof in a manner satisfactory to the Agent;

          (f) The Agent shall be satisfied with insurance and environmental matters;

          (g) The Company and the Seller shall have received such approvals, exemptions, consents or withholdings of objection from Governmental Bodies as are necessary in order to lawfully consummate the Intersound Acquisition and for the Company to operate and use the properties and rights to be acquired in the Intersound Acquisition substantially as contemplated by the Intersound Purchase Agreement and the other information furnished to the Banks by or on behalf of the Company and same shall be true and correct in all material respects;

          (h) The Agent shall have received for its own account the fees and Warrants to be received by it at such time by agreement with the Company; and

          (i) The Agent shall have received for the account of the Banks such other agreements, instruments, documents, certificates and opinions as the Agent may reasonably request.

          Section 7.3. Legal Matters. Legal matters incident to the execution and delivery of the Loan Documents and the other instruments and documents contemplated hereby and the Intersound Acquisition shall be satisfactory to the Agent and its counsel, and the Banks shall have received the favorable written opinions of acceptable counsel for the Company and each Subsidiary party to the Loan Documents, in form and substance satisfactory to the Agent and its counsel, with respect to:

               (a) the due organization and existence of the Company and each such Subsidiary and the due licensing or qualification of the Company and each such Subsidiary in all jurisdictions where the nature of the assets owned or leased by them or business conducted by them requires such licensing or qualification and in which the failure to be so licensed or qualified would materially and adversely affect the business, properties or operations of the Company and its Subsidiaries taken as a whole;

               (b) the power and authority of the Company and each such Subsidiary to consummate the Intersound Acquisition, to enter into the Loan Documents and to perform and observe all the matters and things herein and therein provided for and the fact that the execution and delivery of the Loan Documents will not, nor will the consummation of the Intersound Acquisition or the observance or performance of any of the matters or things therein or herein provided for, contravene any provision of law or of the charter or by-laws, operating agreement or management agreement of the Company or any such Subsidiary or constitute a material breach of or default under any provision of any material covenant, indenture or agreement binding upon the Company or any such Subsidiary or affecting any of their properties or assets;

               (c) the due authorization for and the validity and enforceability of the Loan Documents;

               (d) the fact that no governmental authorization, consent, exemption or withholding of objection is required with respect to the consummation of the Intersound Acquisition or the lawful execution, delivery and performance of the Loan Documents other than such thereof as have been obtained and are in full force and effect;

               (e) the lack, to the knowledge of such counsel, of any legal or administrative proceedings pending or threatened against Intersound, the Company or any Subsidiary which seeks to prevent the consummation of the Intersound Acquisition or the operation of the assets to be acquired pursuant thereto or which, if adversely determined, would result in a Material Adverse Effect after giving effect to the Intersound Acquisition;

               (f) the fact that the Intersound Acquisition has been consummated (in expressing such opinion counsel may assume disbursement of the initial Borrowing and rely as to factual matters on certificates of appropriate officers of the Company);

               (g) the offering, issuance and delivery of the Warrants under the circumstances contemplated by this Agreement constitute exempted transactions under the Securities Act of 1933, as amended, and do not require registration of the Notes or Warrants under said Securities Act of 1933; nor is registration under the Securities Act of 1933, as amended, currently required of the Common Stock issuable upon the exercise of the Warrants (counsel being permitted to state that a sale of the Warrant or of the Common Stock issuable upon exercise thereof might require registration of the Warrant and of said common stock if a public issue were involved);

               (h) the fact that the authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, par value $.001 per share, and that based upon such counsel's review of the Company's stock record book, there are 5,171,439 shares of Common Stock of the Company issued and outstanding, and that assuming compliance by the Company with the terms and provisions of the Warrants, if and when issued upon exercise of the Warrants in accordance with the provisions thereof, the shares of Common Stock issuable upon such exercise will be validly issued, fully paid and nonassessable shares; and

               (i) such other matters as the Agent or its counsel may reasonably require.

          Section 7.4. Initial Borrowing. The Company shall use the proceeds of the initial Borrowing as follows: (a) to pay not more than $23,900,000 of the cash purchase price due at closing for the Intersound Acquisition; and (b) to repay in full the Existing Bank Debt. The Company hereby irrevocably authorizes and directs the Banks to so disburse such proceeds.

          Section 7.5. Post Closing Requirements. No later than the date set forth below, the Agent shall have received the following for the account of the Banks (each to be properly executed and completed) and the same shall have been approved as to form and substance by the Agent and Required Banks:

               (a) as soon as available, but in any event within thirty (30) days after the date hereof, a consent from each venture partner of the Company in the House of Blues Venture to the collateral assignment of the Company's equity interest in the House of Blues Venture pursuant to the Stock Pledge Agreement as security for the Obligations; and

               (b) as soon as available, but in any event within thirty (30) days after the date hereof, the Life Insurance Assignment.

The Company's failure to provide any of the above by such deadline shall constitute an immediate Event of Default.

SECTION 8.          COVENANTS.

     The Company agrees that, so long as any credit is available to or in use by the Company hereunder, except to the extent compliance in any case or cases is waived in writing by the Required Banks:

          Section 8.1. Maintenance of Business. The Company will, and will cause each Subsidiary to, preserve and keep in force and effect all licenses and permits necessary to the proper conduct of their respective businesses except where the failure to do so would not result in a Material Adverse Effect.

          Section 8.2. Maintenance. The Company will, and will cause each Subsidiary to, maintain, preserve and keep their plant, properties and equipment (other than obsolete or worn out equipment held for sale or disposition) in good repair, working order and condition (ordinary wear and tear excepted) and the Company will, and will cause each Subsidiary to, from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the efficiency thereof shall be substantially preserved and maintained, in each case where the failure to do so is reasonably likely to have a Material Adverse Effect.

          Section 8.3. Taxes. The Company will, and will cause each Subsidiary to, duly pay and discharge all taxes, rates, assessments, fees and governmental charges upon or against any of them or against their respective properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings, in each case where the failure to do so is reasonably likely to have a Material Adverse Effect.

          Section 8.4. Insurance. The Company will, and will cause each Subsidiary to, insure and keep insured, in good and responsible insurance companies, all insurable property owned by them which is of a character usually insured by companies similarly situated and operating like properties; and the Company will, and will cause each Subsidiary to, insure such other hazards and risks (including employers' and public liability risks) in good and responsible insurance companies as and to the extent usually insured by companies similarly situated and conducting similar businesses. The Company will upon request of the Agent furnish a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

          Section 8.5. Financial Reports. The Company will, and will cause each Subsidiary to, maintain a standard and modern system of accounting in accordance with sound accounting practice, will not materially change its accounting practices and will furnish to the Banks and their duly authorized representatives such information respecting the business and financial condition of the Company and its Subsidiaries as any Bank or the Agent may reasonably request (including re-engagement of the Banks' consultant at the expense of the Company if the Agent or the Required Banks so request); and without any request, will furnish to the Banks:

               (a) within 30 days after the close of each quarterly fiscal period of the Company, a copy of the balance sheet, statement of earnings and statement of cash flow of the Company and its Subsidiaries for such period, prepared on a consolidated basis in accordance with GAAP, and the notes thereto, all certified (subject to year end audit adjustments which are not expected to be material) by the chief financial officer of the Company;

               (b) within the periods provided in paragraph (a) above, a certificate of an authorized financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth: (aa) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of Sections 8.10 and 8.11 hereof at the end of the period covered by the financial statements then being furnished, and (ab) to the best such officer's knowledge, whether there exists on the date of the certificate or existed at any time during the period covered by such financial statement any Default or Event of Default and, if any such condition or event exists on the date of the certificate or existed during such period, specifying the nature and period of existence thereof and the action the Company is taking, has taken or proposes to take with respect thereto; and

               (c) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Company, written notice of (i) any threatened or pending litigation or governmental proceeding or assessment against the Company or any Subsidiary which if adversely determined would result in a Material Adverse Effect, (ii) any Default or Event of Default and (iii) any pending or actual Change of Control/Management Event.

     The Company will, and will cause each Subsidiary to, permit representatives of any Bank, upon reasonable notice and during normal business hours, to examine and make extracts from the books and records of the Company and its Subsidiaries and to examine their assets and access thereto shall be permitted for such purpose. The Agent and each Bank agree to maintain in confidence and not disclose to any Person any material non-public information relating to the Company or its Subsidiaries made available to the Agent or such Bank pursuant to this Section 8.5; provided that the Agent and each Bank may make such disclosures as are permitted by Section 12.16 or as shall be required by law or to the Agent's or such Bank's auditors or legal counsel who the Agent or such Bank, as applicable, agrees will maintain the information so disclosed in confidence.

          Section 8.6. Compliance with Laws. The Company will, and will cause each Subsidiary to, comply with all Governmental Requirements to which they are subject, including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA, and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which is reasonably likely to have a Material Adverse Effect or would result in any lien or charge upon any property of the Company or any Subsidiary which is not a Permitted Lien.

          Section 8.7. Nature of Business. The Company will not, nor will it permit any Subsidiary to, engage in any business or activity if, as a result, the general nature of the business which would then be engaged in by the Company and its Subsidiaries taken as a whole would be substantially changed from the business in which they are engaged after giving effect to the Intersound Acquisition.

          Section 8.8. Liens. The Company will not, nor will it permit any Subsidiary to, pledge, mortgage or otherwise encumber or subject to, or permit to exist upon or be subjected to, any lien, security interest or charge upon, any assets or any Subsidiary; provided, however, that nothing in this Section contained shall operate to prevent any of the following (collectively, "Permitted Liens"):

               (a) liens, pledges or deposits in connection with workmen's compensation, unemployment insurance, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits in connection with tenders, contracts or leases to which the Company or any of its Subsidiaries is a party or other deposits required to be made in the ordinary course of business and not in connection with borrowing money or obtaining advances or credit; provided in each case that the obligation or liability arises in the ordinary course of business and is not overdue, or if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor to the extent required by GAAP;

               (b) inchoate statutory, construction, common carrier's, materialmen's, landlord's, warehousemen's, mechanics, producers' or operator's liens securing obligations not overdue, or if overdue, being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor to the extent required by GAAP;

               (c) liens given to secure the payment of the purchase price or the financing thereof incurred in connection with the acquisition of equipment, including liens existing on such assets at the time of acquisition thereof, provided that (i) the lien shall attach solely to the property acquired or purchased (ii) the indebtedness secured by such lien does not exceed 100% of the lesser of the cost or fair value of the property financed and (iii) the indebtedness secured thereby is permitted by Section 8.9(b) hereof (collectively, "PURCHASE MONEY LIENS");

               (d)  the liens created by the Collateral Documents;

               (e) attachment or judgment liens individually or in the aggregate not in excess of $50,000 (exclusive of (i) any amounts that are duly bonded to the reasonable satisfaction of the Agent or (ii) any amount adequately covered by insurance as to which the insurance company has not disclaimed or disputed in writing its obligations for coverage or has not otherwise failed to pay when due);

               (f) liens for taxes, assessments or other governmental charges not yet due and payable or which are being diligently contested in good faith by the Company or its applicable Subsidiary by appropriate proceedings, provided that in any such case an adequate reserve is being maintained by the Company or such Subsidiary for the payment of same;

               (g) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business;

               (h) easements, licenses, permits, rights-of-way, rights of entry or passage, rights of lessees, restrictions and other similar encumbrances incurred in the ordinary course of business of the type generally applicable to leased property which do not secure debt for money borrowed or its equivalent, and which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any Subsidiary or use of the assets in question for purposes producing and distributing recorded music;

               (i) extensions and renewals of the foregoing Permitted Liens, provided that the aggregate amount of such liabilities secured by such extended or renewed lien is not increased and such extended or renewed liabilities secured by such lien are on terms and conditions no more restrictive than the terms and conditions of the same being extended or renewed; and

               (j)  the Polygram Lien.

          Section 8.9. Indebtedness. The Company will not, nor will it permit any Subsidiary to, issue, incur, assume, create, or have outstanding any Indebtedness; provided, however, that the foregoing provisions shall not restrict nor operate to prevent:

               (a) Indebtedness owing to the Agent and the Banks under this Agreement or any of the other Loan Documents;

               (b) Capitalized Leases and purchase money indebtedness where the related lien is permitted by Section 8.8(c) hereof not exceeding $75,000 at any one time outstanding;

               (c)  Obligations on leases which are not Capitalized Leases;

               (d)  Subsidiary Guaranties permitted by Section 8.13 hereof;

               (e) Indebtedness of any Subsidiary outstanding as of the date hereof owing to the Company or any other Subsidiary arising in the ordinary course of business;

               (f) the Existing Bank Debt, all of which is being repaid in full out of the proceeds of the initial Borrowing hereunder;

               (g) the Intersound Sub Debt if and so long as the same constitutes Subordinated Debt; and

               (h) Indebtedness not otherwise permitted by this Section 8.9 aggregating not more than $50,000 at any one time outstanding.

          Section 8.10. Consolidated Net Tangible Worth. The Company will at all times maintain Consolidated Tangible Net Worth of not less than a negative $13,000,000.

          Section 8.11. EBITDA. The Company will have EBITDA of not less than $1,363,500 for the fiscal quarter of the Company ending on or about February 28, 1997 and will have EBITDA of not less than $921,600 for each monthly accounting period of the Company following such fiscal quarter.

          Section 8.12. Expenditures. (a) Capital Expenditures. The Company shall not and shall not permit its Subsidiaries to expend or become obligated for Capital Expenditures during the fiscal quarter of the Company ending on or about February 28, 1997 in excess of $150,000 for the Company and its Subsidiaries taken together. The Company shall not and shall not permit its Subsidiaries to expend or become obligated for Capital Expenditures aggregating for the Company and its Subsidiaries taken together in excess of $50,000 during any monthly accounting period of the Company following such fiscal quarter.

          (b) SG&A Expenditures. The Company shall not and shall not permit its Subsidiaries to expend or become obligated for SG&A Expenditures during the fiscal quarter of the Company ending on or about February 28, 1997 in excess of $3,000,000 for the Company and its Subsidiaries taken together. The Company shall not and shall not permit its Subsidiaries to expend or become obligated for SG&A Expenditures aggregating for the Company and its Subsidiaries taken together in excess of $1,200,000 during any monthly accounting period of the Company following such fiscal quarter.

          Section 8.13. Acquisitions, Investments, Loans, Advances and Subsidiary Guaranties. The Company will not, nor will it permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any interest or investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets or business of any other Person, or guarantee any indebtedness, obligation or liability of any other Person or otherwise enter into any arrangement designed to assure another Person against loss or subordinate any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing provisions shall not apply to nor operate to prevent:

               (a) investments by the Company or any Subsidiary in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within fifteen months from the date the same are acquired by the Company or such Subsidiary;

               (b) investments by the Company or any Subsidiary in certificates of deposit or time deposits issued by any Bank, or by any United States commercial bank having capital and surplus of not less than $100,000,000 and having a maturity of fifteen months or less;

               (c) investments by the Company or any Subsidiary in commercial paper maturing 270 days or less from the date of issuance which at the time of acquisition is rated A-2 or better by Standard & Poor's Ratings Services Group, a division of the McGraw-Hill Companies and P-2 or better by Moody's Investors Service, Inc.;

               (d) investments by the Company or any Subsidiary in debt securities issued by U.S. corporations or states of the United States maturing within fifteen months from the date of acquisition thereof if at the time of acquisition the investment in question has a rating of not less than BBB from Standard & Poor's Ratings Services Group, a division of The McGraw-Hill Companies, Inc. and/or Baa2 from Moody's Investors Services, Inc.;

               (e) investments by the Company or any Subsidiary in preferred stock of any corporation organized under the laws of any state of the United States which is subject to a remarketing undertaking at intervals not exceeding fifteen months issued by any substantial broker and which is rated BBB or better by Standard & Poor's Ratings Services Group, a division of The McGraw-Hill Companies, Inc. and/or Baa2 or better by Moody's Investors Services, Inc.;

               (f)  the Intersound Acquisition;

               (g) loans and advances by the Company or any Subsidiary outstanding as of the date hereof to other Wholly Owned Subsidiaries to fund their ordinary working capital needs;

               (h) loans and royalty advances to recording artists in the ordinary course of business provided that (i) the aggregate amount of such loans and advances made during the fiscal quarter of the Company ending on or about February 28, 1997 does not exceed $1,800,000 on a cumulative basis for such quarter and (ii) the aggregate amount of such loans and advances made during any monthly accounting period of the Company ending thereafter does not exceed $783,333 on a cumulative basis for such monthly period;

               (i) the Company's equity investment in the House of Blues Venture as of the date hereof;

               (j)  the Subsidiary Guaranties; and

               (k) investments in, loans and advances to, and guaranties of the obligations of Persons not otherwise permitted by this Section at no time aggregating more than $50,000.

In determining the amount of investments, loans and advances permitted under this Section, investments shall always be taken at the original cost thereof, regardless of any subsequent appreciation (including retained earnings) or depreciation therein, loans and advances shall be taken at the principal amount thereof then remaining unpaid and guaranties shall be taken at the amount of the obligation guaranteed.

          Section 8.14. Dividends and Certain Other Restricted Payments. The Company will not during any calendar year (a) declare or pay any dividends on or make any other distributions in respect of any class of its capital stock or any warrant to acquire any such capital stock (other than dividends payable solely in its capital stock) or (b) directly or indirectly or through any Subsidiary purchase, redeem or otherwise acquire or retire any of its capital stock or any warrant to acquire any such capital stock (except out of the proceeds of, or in exchange for, a substantially concurrent issue and sale of its capital stock).

          Section 8.15. Mergers. The Company will not, nor will it permit any Subsidiary to, consolidate or be a party to a merger with any other Person, except that so long as no Default or Event of Default has occurred and is continuing or would arise as a result thereof any Wholly-Owned Subsidiary of the Company may merge with and into the Company if the Company is the surviving corporation.

          Section 8.16. Sale of Assets. The Company will not, nor will it permit any Subsidiary to, sell, lease or otherwise dispose of all or any part of its property or assets; provided, however, that nothing contained therein shall prohibit (i) sales of inventory in the ordinary course of business and
(ii) sales or dispositions of obsolete or worn out property disposed of in the ordinary course of business.

          Section 8.17. Sales and Leasebacks. The Company will not, nor will it permit any Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor providing for the leasing by the Company or any Subsidiary of any real or personal property theretofore owned by it and which has been or is to be sold or transferred by such owner to such lender or investor.

          Section 8.18. Operating Leases. The Company shall not, nor shall it permit any Subsidiary to, acquire the use or possession of any real or personal property under a lease or similar arrangement, whether or not the Company or any Subsidiary has the express or implied right to acquire title to or purchase such property, at any time if, after giving effect thereto, the aggregate amount of fixed rentals and other consideration payable by the Company and its Subsidiaries under all such leases and similar arrangements would exceed $850,000 during any fiscal year of the Company. Capital Leases shall not be included in computing compliance with this Section to the extent the Company's and its Subsidiaries' liability in respect of the same is permitted by
Section 8.9(b) hereof.

          Section 8.19. Burdensome Contracts with Affiliates. The Company will not, nor will it permit any Subsidiary to, enter into or be a party to any contract or agreement with an Affiliate on terms and conditions materially less favorable to the Company or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

          Section 8.20. No Change in Fiscal Year. The Company will not, nor will it permit any Subsidiary to, change its fiscal year from a year ended May 31.

          Section 8.21. Formation of Subsidiaries. In the event any Subsidiary is formed or acquired after the date hereof, the Company shall within thirty
(30) Business Days thereof (x) furnish an update to Schedule 6.3 hereof to reflect such new Subsidiary and (y) cause such newly-form or acquired Subsidiary to execute a Subsidiary Guaranty and execute such Collateral Documents to the extent required by Section 5 hereof (on terms substantially similar to those executed in connection with this Agreement) as the Agent may then require granting the Agent for the benefit of the Banks a security interest in and lien on the personal property of such Subsidiary as collateral security for the Notes and the other Obligations, together with documentation (including a legal opinion) similar to that described in Section 7.2(a)(ii) and 7.3 hereof relating to the authorization for, execution and delivery of, and validity of such Subsidiary's obligations as a Subsidiary Guarantor hereunder and under its Subsidiary Guaranty in form and substance satisfactory to the Agent and such other instruments, documents, certificates and opinions as are required by the Agent in connection therewith.

          Section 8.22. Maintenance of Subsidiaries. The Company shall not assign, sell or transfer, or permit any Subsidiary to issue, assign, sell or transfer, any shares of capital stock of a Subsidiary; provided that the foregoing shall not operate to prevent:

               (a) the transfer of shares of capital stock of any Subsidiary as consideration to the transferor in the Intersound Acquisition; and

               (b) the issuance, sale and transfer to any Person of any shares of capital stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such Person as a director of such Subsidiary.

The Company shall remain a joint venturer in the House of Blues Venture and shall not reduce its equity interest in the House of Blues Venture below 50%.

          Section 8.23. Subordinated Debt. The Company will not, and will not permit any Subsidiary to, amend or modify the terms and conditions applicable to any Subordinated Debt, except that the Company may agree to a decrease in the interest rate or premium applicable thereto or to a deferral of repayment of any of principal of or interest or premium on any Subordinated Debt beyond the due date applicable thereto as of the date such indebtedness is initially approved by the Agent and Required Banks. The Company will not, and will not permit any Subsidiary to, make any payment of principal, interest or premium, if any, on or in respect of any Subordinated Debt or otherwise acquire, prepay or retire any such Subordinated Debt prior to the maturities thereof or prior to any other times required for payment thereof as are in force and effect as of the date such indebtedness is initially approved by the Agent and Required Banks.

          Section 8.24. No Restriction on Subsidiary Dividends. Neither the Company nor any Subsidiary is a party to, nor will the Company or any Subsidiary become a party to, any agreement prohibiting or otherwise restricting the declaration or payment of any dividends or equity distributions by any such Subsidiary.

          Section 8.25. Double Negative Pledge. The Company will not, and will not permit any Subsidiary to, agree (other than in the Loan Documents) with another party not to pledge, mortgage or otherwise encumber or subject to, or not to permit to exist upon or be subjected to, any lien, security interest or charge upon, any assets or property of any kind or character at any time owned by the Company (including its stock in the Subsidiaries) or any Subsidiary; provided, however, that nothing contained in this section shall operate to prevent such agreement with the holder of any lien, security interest or charge permitted by this Section above not to take any such action with respect to the assets or property subject to such lien, security interest or charge.

SECTION 9.          EVENTS OF DEFAULT AND REMEDIES.

          Section 9.1. Any one or more of the following shall constitute an "Event of Default" hereunder:

               (a) default in the payment of any amount of the principal of or interest on any Note when due, whether at the stated maturity thereof or at any other time provided for in this Agreement and the continuance of such default for two Business Days, or default in the payment when due of any fee, charge or other amount payable by the Company hereunder or under any other Loan Document and the continuance of such default for five Business Days after notice thereof to the Company from the Agent or any Bank; or

               (b) default in the observance or performance of any covenant set forth in Sections 4.4(b), 4.4(d), 4.4(e), 8.8, 8.9, 8.10, 8.11, 8.12, 8.13,
     8.14, 8.15, 8.16, 8.17, 8.18, 8.21, 8.22, 8.23, 8.24 or 8.25 hereof or of any Collateral Document dealing with the use, disposition or remittance of the proceeds of Collateral or the maintenance of insurance thereon or default after notice to the Company in the observance or performance of any covenant set forth in Section 8.5 hereof; or

               (c) default in the observance or performance of any other provision hereof or any of the other Loan Documents which is not remedied within 30 days after written notice thereof to the Company by any Bank or by the holder of any Note; or

               (d) default shall occur in the payment when due (whether by lapse of time, acceleration or otherwise) of any Indebtedness aggregating in excess of $50,000 issued, assumed or guaranteed by the Company or any Subsidiary or any other event of default shall occur with respect to any such indebtedness beyond any period of grace provided therefor if the effect thereof is to permit the maturity of such indebtedness to be accelerated or to permit the holders thereof to elect a majority of the Board of Directors of the Company; or

               (e) any representation or warranty made herein or in any of the other Loan Documents or in any statement or certificate furnished pursuant hereto or thereto, or in connection with any advance or issuance made hereunder or by any person in connection with the transactions contemplated hereby, proves untrue in any material respect as of the date of the issuance or making thereof, and shall not be made good within 30 days after notice thereof to the Company by any Bank or by the holder of any Note; or

               (f) any judgment or judgments, writ or writs or warrant or warrants or attachment, or any similar process or processes in an aggregate amount in excess of $50,000 more than the amount, if any, covered by insurance (as to which the insurer has not disclaimed or disputed in writing its obligations for coverage or otherwise failed to pay when due) shall be entered or filed against the Company or any Subsidiary or against any of the property or assets of any of them and remains undischarged, unvacated, unbonded or unstayed for a period of 30 days; or

               (g) any event occurs or condition exists which is specified as an event of default under any of the other Loan Documents after the expiration of any applicable notice or grace periods; or

               (h) any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect, or any of the Loan Documents is declared to be null and void, or the Company, any Subsidiary or (until release of the Devick Guaranty in accordance with its terms) Devick takes any action for the purpose of repudiating or rescinding any Loan Document executed by it; or

               (i) any agreement purporting to subordinate payment of any Subordinated Debt to the prior payment of any Loan or any other Obligations shall purport to be terminated or shall cease to have any force or effect; or

               (j) the Company or any Subsidiary makes any payment or other distribution on account of the principal of or interest on any Subordinated Debt or any other indebtedness, which payment or distribution as prohibited under the terms of any instrument subordinating such indebtedness to the prior payment of the Loans or any of the other Obligations; or

               (k) the currently issued and outstanding Common Stock of the Company shall be diluted after the date hereof by more than 2% (without giving effect to any dilution resulting solely from the Company's issuance and sale of capital stock where the proceeds from such sale (net only of reasonable underwriting discounts and commissions) are applied in reduction of the Term Credit Loans until repayment in full thereof, with any balance applied in reduction of the Revolving Credit Loans and such reduction of the Revolving Credit Loans accompanied by a concurrent and like reduction, ratably among the Banks, of the Revolving Credit Commitments); or

               (l) liens, security interests or charges securing obligations (excluding currently outstanding loans, whether or not constituting consumer credit) aggregating in excess of $500,000 shall encumber assets of Devick with a value aggregating in excess of $500,000; or

               (m) the Company, any Subsidiary or (until release of the Devick Guaranty in accordance with its terms) Devick becomes insolvent or bankrupt or bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or laws for the relief of debtors are instituted against the Company, any Subsidiary or (until release of the Devick Guaranty in accordance with its terms) Devick and are not dismissed within 60 days after such institution or a decree or order of a court having jurisdiction in the premises for the appointment of a trustee or receiver or custodian for the Company, any Subsidiary or (until release of the Devick Guaranty in accordance with its terms) Devick or for the major part of any of their property is entered and the trustee or receiver or custodian appointed pursuant to such decree or order is not discharged within 60 days after such appointment; or

               (n) the Company, any Subsidiary or (until release of the Devick Guaranty in accordance with its terms) Devick shall institute bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or laws for the relief of debtors or shall consent to the institution of such proceedings against it by others or to the entry of any decree or order adjudging it bankrupt or insolvent or approving as filed any petition seeking reorganization under any bankruptcy or similar law or shall apply for or shall consent to the appointment of a receiver or trustee or custodian for it or for the major part of its property or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts as they mature or shall take any corporate action in contemplation or in furtherance of any of the foregoing purposes.

          Section 9.2.   When any Event of Default described in
subsections 9.1(a) to 9.1(l), both inclusive, has occurred and is continuing, the Agent may (and shall, upon request of the Required Banks), by notice to the Company, take any or all of the following actions:

               (a) terminate the obligation of the Banks to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice (such termination shall be effective upon verbal notification, the Agent hereby agreeing to provide written notification thereof to the Company as soon as practical thereafter);

               (b) declare the principal of and the accrued interest on the Notes to be forthwith due and payable and thereupon the Notes, including both principal and interest, and all fees, charges and commissions payable hereunder, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind; and

               (c) enforce any and all rights and remedies available under the Loan Documents or applicable law.

          Section 9.3.   When any Event of Default described in
subsections 9.1(m) or (n) has occurred and is continuing, then (a) the then unpaid balance of the Notes, including both principal and interest, and all fees, charges and commissions and other Obligations payable hereunder, shall immediately become due and payable without presentment, demand, protest or notice of any kind, (b) the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately and automatically terminate, and (c) the Agent may exercise all remedies available to it under the Loan Documents or applicable law.

SECTION 10.         THE AGENT.

          Section 10.1. Appointment and Authorization. Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers hereunder and under the Loan Documents as are designated to the Agent by the terms hereof and thereof together with such powers as are reasonably incidental thereto. The Agent may resign at any time by sending twenty (20) days prior written notice to the Company and the Banks and may be removed by the Required Banks upon twenty (20) days prior written notice to the Company and the Banks. In the event of any such resignation or removal the Required Banks may appoint a new agent, which shall succeed to all the rights, powers and duties of the Agent hereunder and under the Loan Documents, such new Agent to be subject to the reasonable consent of the Company unless a Default or Event of Default has occurred and is continuing. Any resigning or removed Agent shall be entitled to the benefit of all the protective provisions hereof with respect to its acts as an agent hereunder, but no successor Agent shall in any event be liable or responsible for any actions of its predecessor. If the Agent resigns or is removed and no successor is appointed, the rights and obligations of such Agent shall be automatically assumed by the Required Banks and (i) the Company shall be directed to make all payments due each Bank hereunder directly to such Bank and (ii) the Agent's rights in the Loan Documents shall be assigned without representation, recourse or warranty to the Banks as their interests may appear.

          Section 10.2. Rights as a Bank. The Agent has and reserves all of the rights, powers and duties hereunder and under the other Loan Documents as any Bank may have and may exercise the same as though it were not the Agent and the terms "Bank" or "Banks" as used herein and in all of such documents shall, unless the context otherwise expressly indicates, include the Agent in its individual capacity as a Bank. The Agent reserves the right to engage in other business transactions with the Company, the Subsidiaries and their Affiliates.

          Section 10.3. Standard of Care. The Banks acknowledge that they have received and approved copies of the Loan Documents, and such other information and documents concerning the transactions contemplated and financed hereby as they have requested to receive and/or review. The Agent makes no representations or warranties of any kind or character to the Banks with respect to the validity, enforceability, genuineness, perfection, value, worth or collectibility hereof or of the other Loan Documents or of the liens provided for thereby or of any other documents called for hereby or thereby or of the Collateral. The Agent need not verify the worth or existence of the Collateral. The Banks agree that neither the Agent nor any director, officer employee, agent or representative thereof (including any security trustee therefor) shall in any event be liable for any clerical errors or errors in judgment, inadvertence or oversight, or for action taken or omitted to be taken by it or them hereunder or under the Loan Documents or in connection herewith or therewith except for its or their own gross negligence or willful misconduct. The Agent shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, certificate, warranty, instruction or statement (oral or written) of anyone (including anyone in good faith believed by it to be authorized to act on behalf of the Company), unless it has actual knowledge of the untruthfulness of same. The Agent agrees to use the same care in protecting the interests of the Banks in the Loans as it uses for similar loans held by it solely for its own account. The Agent shall be entitled to assume that no Default or Event of Default exists, absent actual knowledge thereof, unless notified to the contrary by a Bank. The Agent shall in all events be fully protected in acting or failing to act in accord with the instructions of the Required Banks. Upon the occurrence of an Event of Default hereunder, the Agent shall take such action with respect to the enforcement of its liens on the Collateral and the preservation and protection thereof as it shall be directed to take by the Required Banks (and shall consult with the Banks as to actions to be taken) but unless and until the Required Banks have given such direction the Agent shall take or refrain from taking such actions as it deems appropriate and in the best of interest of all Banks. The Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent may treat the owner of any Note as the holder thereof until written notice of transfer shall have been filed with it as provided in
Section 12.12 hereof signed by such owner in form satisfactory to the Agent. Each Bank acknowledges that it has independently and without reliance on the Agent or any other Bank and based upon such information, investigations and inquiries as it deems appropriate made its own credit analysis and decision to extend credit to the Company. It shall be the responsibility of each Bank to keep itself informed as to the creditworthiness of the Company and each Subsidiary and the Agent shall have no liability to any Bank with respect thereto.

          Section 10.4. Costs and Expenses. Each Bank agrees to reimburse the Agent for all out-of-pocket costs and expenses suffered or incurred by the Agent or any security trustee in performing its duties hereunder and under the other Loan Documents or in the exercise of any right or power imposed or conferred upon the Agent hereby or thereby, to the extent that the Agent is not promptly reimbursed for same by the Company or out of the Collateral, all such costs and expenses to be borne by the Banks ratably in accordance with the amounts of their respective Commitments. If any Bank fails to reimburse the Agent for its share of any such costs and expenses, such costs and expenses shall be paid pro rata by the remaining Banks, but without in any manner releasing the defaulting Bank from its liability hereunder.

          Section 10.5. Indemnity. The Banks shall ratably indemnify and hold the Agent, and its directors, officers, employees, agents or representatives (including as such any security trustee therefor) harmless from and against any liabilities, losses, costs or expenses suffered or incurred by them under this Agreement or any of the other Loan Documents or in connection with the transactions contemplated hereby or thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Company or out of the Collateral and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. If any Bank defaults in its obligations hereunder, its share of the obligations shall be paid pro rata by the remaining Banks, but without in any manner releasing the defaulting Bank from its liability hereunder.

SECTION 11.         THE SUBSIDIARY GUARANTEE.

          Section 11.1. The Subsidiary Guarantee. To induce the Banks to provide the credits described herein and in consideration of benefits expected to accrue to each Subsidiary Guarantor by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Subsidiary Guarantor hereby unconditionally and irrevocably Subsidiary Guarantees jointly and severally to the Agent, the Banks, and each other holder of an Obligation, the due and punctual payment of all present and future indebtedness of the Company evidenced by or arising out of the Loan Documents, including, but not limited to, the due and punctual payment of principal of and interest on the Notes and the due and punctual payment of all other Obligations now or hereafter owed by the Company under the Loan Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms hereof and thereof. In case of failure by the Company punctually to pay any indebtedness or other Obligations Subsidiary Guaranteed hereby, each Subsidiary Guarantor hereby unconditionally agrees jointly and severally to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by the Company.

          Section 11.2. Subsidiary Guarantee Unconditional. The obligations of each Subsidiary Guarantor as a Subsidiary Guarantor under this Section 11 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

               (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company or of any other Subsidiary Guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;

               (b) any modification or amendment of or supplement to this Agreement or any other Loan Document;

               (c) any change in the corporate existence, structure or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, the Company, any other Subsidiary Guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the Company or of any other Subsidiary Guarantor contained in any Loan Document;

               (d) the existence of any claim, set-off or other rights which the Subsidiary Guarantor may have at any time against the Agent, any Bank or any other Person, whether or not arising in connection herewith;

               (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Company, any other Subsidiary Guarantor or any other Person or Property;

               (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of the Company, regardless of what obligations of the Company remain unpaid;

               (g) any invalidity or unenforceability relating to or against the Company or any other Subsidiary Guarantor for any reason of this Agreement or of any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by the Company or any other Subsidiary Guarantor of the principal of or interest on any Note or any other amount payable by it under the Loan Documents; or

               (h) any other act or omission to act or delay of any kind by the Agent, any Bank or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Subsidiary Guarantor under this Section 11.

          Section 11.3.  Each Subsidiary Guarantor's obligations under this
Section 11 shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Notes and all other amounts payable by the Company under this Agreement and all other Loan Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Company under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or of a Subsidiary Guarantor, or otherwise, each Subsidiary Guarantor's obligations under this Section 11 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

          Section 11.4. Waivers. (a) General. Each Subsidiary Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Agent, any Bank or any other Person against the Company, another Subsidiary Guarantor or any other Person.

     (b) Subrogation and Contribution. Unless and until the Obligations have been fully paid and satisfied and the Commitments have terminated, each Subsidiary Guarantor hereby irrevocably waives any claim or other right it may now or hereafter acquire against the Company or any other Subsidiary Guarantor that arises from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obligations under this Section 11 or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of the Agent, any Bank or any other holder of an Obligation against the Company or any other Subsidiary Guarantor whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any other Subsidiary Guarantor directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other right.

          Section 11.5. Limit on Recovery. Notwithstanding any other provision hereof, the right to recovery of the holders of the Obligations against each Subsidiary Guarantor under this Section 11 shall not exceed $1.00 less than the amount which would render such Subsidiary Guarantor's obligations under this
Section 11 void or voidable under applicable law, including without limitation fraudulent conveyance law.

          Section 11.6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under this Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents shall nonetheless be payable jointly and severally by the Subsidiary Guarantors hereunder forthwith on demand by the Agent made at the request of the Required Banks.

          Section 11.7. Benefit to Subsidiary Guarantors. The Company and all of the Subsidiary Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Company and each Subsidiary Guarantor has a direct impact on the success of each other Subsidiary Guarantor. Each Subsidiary Guarantor will derive substantial direct and indirect benefit from the extension of credit hereunder.

SECTION 12.         MISCELLANEOUS

          Section 12.1. Waiver of Rights. No delay or failure on the part of any Bank or the holder or holders of any Note in the exercise of any power or right shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise thereof, or the exercise of any other power or right, preclude any other right or the further exercise of any other rights. The rights and remedies hereunder of the Company, the Agent, the Banks and of the holder or holders of any Note are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

          Section 12.2. Non-Business Day. If any payment of principal shall fall due on a day which is not a Business Day, interest at the rate such principal bears for the period prior to maturity shall continue to accrue on such principal from the stated due date thereof to and including the next succeeding Business Day on which the same is payable.

          Section 12.3. Documentary Taxes. The Company agrees to pay any documentary, stamp or similar taxes payable in respect to this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

          Section 12.4. Survival of Representations. All representations and warranties made in the Loan Documents or pursuant thereto or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and of the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

          Section 12.5. Set-off Sharing. Each Bank agrees with each other Bank a party hereto that in the event such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("Set-off"), on or in respect of any Note or other obligation outstanding under this Agreement in excess of its ratable share of payments on all Notes and other Obligations then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Notes or other Obligations held by each such other Bank (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.

          Section 12.6. Notices. All communications provided for herein shall be in writing or by telex or by telegraph, except as otherwise specifically provided for hereinabove, addressed, if to the Company at:

               Platinum Entertainment, Inc.

               2001 Butterfield Road, Suite 1400

               Downers Grove, Illinois 60515

               Attention: Chief Financial Officer

               Telecopy:  630-769-0049

               Telephone:  630-769-0033

or if to the Agent or Banks at their respective addresses set forth opposite their respective signatures hereto, or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this Section 12.6. Any notice in writing shall be deemed to have been given or made when served personally or when received if sent by United States mail, and any notice given by telex, or telegraphic or means shall be deemed given when transmitted (answer back confirmed); provided that any notice to the Agent or any Bank under Sections 2 and 3 hereof shall only be effective upon receipt.

          Section 12.7. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

          Section 12.8. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and shall be binding upon and inure to the benefit of the Agent and the Banks and their respective successors and assigns permitted pursuant to Section 12.12, including any subsequent holder of any Note. The Company may not assign its rights or obligations hereunder without the prior written consent of the Banks.

          Section 12.9. Participants. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made by such Bank at any time and from time to time to one or more other financial institutions, provided that no such participant shall have any rights under this Agreement or any other Loan Document (the participant's rights against the Bank granting its participation to be those set forth in the participation agreement between the participant and such Bank); provided, further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Loan Document except to the extent such amendment or waiver would extend a scheduled maturity of any Loan or Note, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory prepayment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof. Each such Bank selling a participation shall be entitled to the benefits of Sections 2.1(c)(iv), 3 and
4.8 hereof to the extent such Bank would have been so entitled had no such participation been sold.

          Section 12.10. Costs and Expenses. The Company agrees to pay within 10 days of demand therefor all reasonable out-of-pocket costs and expenses of the Agent in connection with the negotiation, preparation, execution, delivery, recording and/or filing and/or release of the Loan Documents and the other instruments and documents to be delivered hereunder or thereunder or in connection with the transactions contemplated hereby or thereby or in connection with any consents hereunder or thereunder or waivers or amendments hereto or thereto, including the reasonable fees and out-of-pocket expenses of counsel for and consultants to the Agent with respect to all of the foregoing, and all recording, filing or other fees, costs and taxes incident to perfecting a lien upon the collateral security for the Notes and other Obligations, and all reasonable costs and expenses (including reasonable attorneys' fees), incurred by the Agent, any security trustee for the Banks, the Banks or any other holders of a Note in connection with a default or the enforcement of any of the Loan Documents and the other instruments and documents to be delivered hereunder or thereunder. Notwithstanding anything in the foregoing to the contrary, the Company shall not be liable, without its consent, to reimburse the Agent for more than $150,000 of the costs and expenses of the Agent (including, but not limited to, the fees of its counsel, Messrs. Chapman and Cutler, but in any event excluding recording charges, recording taxes and other disbursements of such counsel) in connection with the negotiation, preparation, execution and delivery of this Agreement, the other Loan Documents and the other instruments and documents to be delivered hereunder or thereunder, in each case as a condition precedent to the initial Borrowing hereunder. The Company agrees to indemnify and save the Banks, the Agent and any security trustee for the Banks harmless from any and all liabilities, losses, costs and expenses incurred by the Banks, either Agent in connection with any action, suit or proceeding brought against either Agent, a security trustee or any Bank by any person which arises out of the transactions contemplated or financed hereby or by the other Loan Documents or out of any action or inaction by an Agent, any security trustee or any Bank hereunder or thereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party indemnified. The provisions of this
Section 12.10 and the protective provisions of Section 3 hereof shall survive payment of the Notes and the other Obligations owing to the Banks hereunder.

          Section 12.11. Construction. The parties hereto acknowledge and agree that this Agreement shall not be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of this Agreement.

          Section 12.12. Assignment Agreements. Each Bank may, from time to time, with the consent of the Agent assign to other financial institutions part of the indebtedness evidenced by the Notes then owned by it together with an equivalent proportion of each of its Commitments to make Loans against such Notes hereunder pursuant to written agreements executed by the assignor, the assignees and the Agent, which agreements shall specify in each instance the portion of the indebtedness evidenced by the Notes which is to be assigned to each such assignee and the portion of the Commitments of the assignor to be assumed by it (the "Assignment Agreements"); provided, however, that (i) each such assignment of a Bank's Term Credit Notes shall be of a constant, and not a varying, percentage of the assigning Bank's rights and obligations under the Term Credit and the assignment shall cover the same percentage of each of such Bank's Term Credit Commitment, Term Credit Loans and Term Credit Notes and each such assignment of a Bank's Revolving Credit Notes shall be of a constant, and not a varying, percentage of the assigning Bank's rights and obligations under the Revolving Credit and the assignment shall cover the same percentage of such Bank's Revolving Credit Commitment, Revolving Credit Loans and Revolving Credit Notes; (ii) unless the Agent otherwise consents, the aggregate amount of the Loans evidenced by a given Note (and including as Loan for such purposes, unfunded Commitment to extend Loans against such Note) of the assigning Bank being assigned pursuant to each such Assignment Agreement (determined as of the effective date of the relevant Assignment Agreement) shall in no event be less than $1,000,000 (unless such assignment is to another Bank party hereto), (iii) unless the Agent otherwise consents or the assigning Bank shall have assigned all of its Loans evidenced by a given Note (and all of any unfunded Commitment to extend additional Loans against such Note), the aggregate amount of the Loans evidenced by such Note (and including as Loan for such purposes, any unfunded Commitment to extend Loans against such Note) retained by the assigning Lender shall in no event be less than $1,000,000; (iv) unless the Company otherwise consents, the Agent must after giving effect to any assignment by it retain a Revolving Credit Commitment of at least 25% of the aggregate Revolving Credit Commitments (or at least 25% of the aggregate Revolving Credit Loans if no Revolving Credit Commitments are outstanding); and (v) the assigning Bank shall pay to the Agent a processing and recordation fee of $3,500 and any out-of-pocket attorney's fees and expenses incurred by the Agent in connection with each such Assignment Agreement. Upon the execution of each Assignment Agreement by the assignor, the assignee and the Company and satisfaction of the foregoing conditions and any conditions set forth therein (i) such assignee shall thereupon become a "Bank" for all purposes of this Agreement with Commitments in the amounts set forth in such Assignment Agreement (and Exhibit A hereto shall be deemed amended to reflect the aggregate Commitments of the Banks after giving effect thereto) and with all the rights, powers and obligations afforded a Bank hereunder, provided that the assigning Bank shall retain the benefit of all indemnities of the Company with respect to matters arising prior to the effective date of such Assignment Agreement, which shall survive and inure to the benefit of the assigning Bank, (ii) such assigning Bank shall have no further liability for funding the portion of its Commitments assumed by such other Bank and (iii) the address for notices to such Bank shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment

Agreement by the assignor, the assignee, the Company and the Agent, the Company shall execute and deliver Notes to the assignee Bank in the amount of its Commitments and new Notes to such assigning Bank in the amount of its Commitments after giving effect to the reduction occasioned by such assignment, all such notes to constitute "Notes" for all purposes of this Agreement.

          Section 12.13. Waivers, Modifications and Amendments. Any provision hereof or of any of the other Loan Documents may be amended, modified, waived or released and any Default or Event of Default and its consequences may be rescinded and annulled upon the written consent of the Required Banks; provided, however, that (a) without the consent of a Bank, no such amendment, modification or waiver shall increase the amount or extend the terms of that Bank's Commitment or reduce the interest rate applicable to or extend the express maturity of any Loan, fee or other Obligation owed to such Bank or reduce the amount of the fees to which such Bank is entitled hereunder and (b) without the consent of all Banks, no such amendment, modification or waiver shall release any Subsidiary or Devick from its obligations as a Subsidiary Guarantor or release any substantial (in value) part of the collateral security afforded by the Collateral Documents or change the definition of "Required Banks" or change the number of Banks required to take any action hereunder or under any of the other Loan Documents; it being understood (i) that waivers or modifications of covenants, Defaults or Events of Default (other than those set forth in Section 9.1(m) and (n) hereof) or of a mandatory prepayment may be made at the discretion of the Required Banks and shall not constitute an increase of a Commitment of any Bank, and (ii) any waiver of applicability of any post-default increase in interest rates may be made at the discretion of the Required Banks. No amendment, modification or waiver of the Agent's protective provisions shall be effective without the prior written consent of the Agent.

          Section 12.14. Entire Agreement. This Agreement and the Loan Documents and any separate agreement concerning fees constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

          Section 12.15. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

          Section 12.16. Confidentiality. Any information disclosed by the Company or any of its Subsidiaries to the Agent or any of the Banks shall be used solely for purposes of this Agreement and for the purpose of determining whether or not to extend other credit or financial accommodations to the Company or its Subsidiaries and, if such information is not otherwise in the public domain, shall not be disclosed by the Agent or such Bank to any other Person except (i) to its independent accountants and legal counsel (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) pursuant to statutory and regulatory requirements,
(iii) pursuant to any mandatory court order, subpoena or other legal process,
(iv) to the Agent or any other Bank, (v) pursuant to any agreement heretofore or hereafter made between such Bank and the Company which permits such disclosure,
(vi) in connection with the exercise of any right or remedy under the Loan Documents, provided that such Bank or the Agent, as applicable, shall give the Company prior written notice of any such disclosure if lawful or (vii) subject to an agreement containing provisions substantially the same as those of this Section, to any participant in or assignee of, or prospective participant in or assignee of, any obligation or Commitment.

          SECTION 12.17. EXCLUSIVE JURISDICTION. (A) EXCEPT AS PROVIDED IN SUBSECTION (B), THE COMPANY, THE BANKS AND THE AGENT AGREE THAT ALL DISPUTES BETWEEN OR AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS, BUT EACH OF THE COMPANY, THE BANKS AND THE AGENT ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, ILLINOIS. THE COMPANY WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

          (B) OTHER JURISDICTIONS. THE COMPANY AGREES THAT THE AGENT AND THE BANKS SHALL EACH HAVE THE RIGHT TO PROCEED AGAINST THE COMPANY OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE AGENT OR ANY BANK TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE AGENT OR ANY BANK. THE COMPANY AGREES THAT IT SHALL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT IN

ACCORDANCE WITH THIS PROVISION BY THE AGENT OR ANY BANK TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT OR ANY BANK. THE COMPANY WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT OR ANY BANK HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION.

          SECTION 12.18. WAIVER OF JURY TRIAL. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE AGENTS OR EITHER OF THEM OR ANY BANK AND THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO. THE COMPANY, THE AGENT AND THE BANKS EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          Section 12.19. Governing Law. This Agreement and the Notes, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the laws of the State of Illinois.

                           [SIGNATURE PAGE TO FOLLOW]

     Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

     Executed and delivered as of this 31st day of January, 1997.



                                   PLATINUM ENTERTAINMENT, INC.



                                   By        /s/ Steven Devick
                                      --------------------------
                                        Name:  Steven Devick
                                        Title:    President


                                   RIVER NORTH STUDIOS, INC.



                                   By        /s/ Steven Devick
                                      --------------------------
                                        Name:   Steven Devick
                                        Title:  President



                                   RIVER NORTH RECORDS, INC.



                                   By        /s/ Steven Devick
                                      --------------------------
                                        Name:   Steven Devick
                                        Title:  President

                                   CGI RECORDS, INC.



                                   By        /s/ Steven Devick
                                      --------------------------
                                        Name:  Steven Devick
                                        Title:    President


                                   LEXICON MUSIC, INC.

                                   By        /s/ Steven Devick
                                      --------------------------
                                        Name:  Steven Devick
                                        Title:    President


                                   LIGHT RECORDS, INC.



                                   By        /s/ Steven Devick
                                      --------------------------
                                        Name:  Steven Devick
                                        Title:    President


                                   THE RECORDING EXPERIENCE, INC.



                                   By        /s/ Steven Devick
                                      --------------------------
                                        Name:  Steven Devick
                                        Title:    President


                                   JUSTMIKE MUSIC, INC.



                                   By        /s/ Steven Devick
                                      --------------------------
                                        Name:  Steven Devick
                                        Title:    President


                                   PEG PUBLISHING, INC.



                                   By        /s/ Steven Devick
                                      --------------------------
                                        Name:  Steven Devick
                                        Title:    President


                                   ROYCE PUBLISHING, INC.



                                   By        /s/ Steven Devick
                                      --------------------------
                                        Name:  Steven Devick
                                        Title:    President

     Accepted and agreed to in Chicago, Illinois as of the day and year last above written.





                                   BANK OF MONTREAL,
                                        individually and as Agent




                                   By      /s/ Rene Encarnacion
                                      --------------------------
                                        Name:  Rene Encarnacion
                                        Title:  Director


                                   Mailing Address:

                                   Bank of Montreal

                                   115 South LaSalle Street

                                   Chicago, Illinois 60603

                                   Attention:  Roderick C. Sstephan


                                   LENDING OFFICE:

                                   Bank of Montreal

                                   115 South LaSalle Street

                                   Chicago, Illinois 60603

                                   Attention: Manager-Loan Operations